Exhibit 4.19

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([* * *]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Execution Copy

LICENSE AGREEMENT

BY AND BETWEEN

GALDERMA HOLDING SA

AND

SOL-GEL TECHNOLOGIES LTD.

TABLE OF CONTENTS

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into as of June 21, 2021 (“Effective Date”) between Sol-Gel Technologies Ltd., with a principal place of business at 7 Golda Meir St., Ness Ziona 7403620, Israel (“Sol-Gel”), and Galderma Holding SA, with a principal place of business at Rue d'Entre-deux-Villes 10, 1814 La Tour-de-Peilz, Switzerland (“Galderma”). Sol-Gel and Galderma may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Sol-Gel is the owner of, or Controls, the Licensed Technology in the Territory (each as defined below);

WHEREAS, Galderma is interested in obtaining an exclusive license to Commercialize the Licensed Product in the Territory (each as defined below); and

WHEREAS, the Parties desire for Sol-Gel to grant such license to Galderma to Manufacture and Commercialize the Licensed Product in the Territory, all under the terms and conditions as set forth in this Agreement.

NOW THEREFORE, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01          “Accounting Standards” means the then-current International Financial Reporting Standards, as consistently applied by the applicable Galderma Entity, as applicable.

Section 1.02          “Affiliate” means, with respect to a Party, any corporation or other business entity that (directly or indirectly) is controlled by, controls, or is under common control with such entity for so long as such control exists, with “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) meaning (a) direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock of or other equity interests in, or at least a fifty percent (50%) interest in the income of, the applicable entity (or such lesser percentage that is the maximum allowed to be owned by a foreign entity in a particular jurisdiction and is sufficient to grant the holder of such voting stock or interest the power to direct the management and policies of such entity) or (b) possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise.  Notwithstanding the foregoing, neither EQT Partners AB nor any other entity listed on Schedule 1.02 (Excluded Affiliates) shall be an Affiliate of Galderma for purposes of this Agreement or have any rights or obligations hereunder.

Section 1.03          “Business Day” means a day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in New York City, USA, Zurich, Switzerland, or Tel Aviv, Israel are authorized or required by Law to remain closed.

Section 1.04          “CMC” means the chemistry, manufacturing and controls of Licensed Product.

Section 1.05          “Commercialization” or “Commercialize” means, with respect to a pharmaceutical product, any and all activities directed to the pre-launch, launch, marketing, branding, promotion, advertising, importation, exportation, warehousing, distribution, shipping, handling, pricing, reimbursement approval, offering for sale, sale, or other commercial exploitation of such pharmaceutical product, and interactions with Regulatory Authorities following the Galderma Start Date for such pharmaceutical product regarding the foregoing, including (a) maintaining all Regulatory Approvals following receipt thereof, conducting communications with the applicable Regulatory Authorities following receipt of Regulatory Approval, and performing other regulatory activities following the Galderma Start Date, and (b) seeking any required reimbursement approval and all post-marketing surveillance.  Commercialization shall exclude Development, Manufacturing, and performance of Medical Affairs.

Section 1.06          “Commercially Reasonable Efforts” means, with respect to Galderma’s performance of certain obligations under this Agreement, the carrying out of such obligations using efforts and resources that are [***] with respect to the commercialization of products [***].

Section 1.07          “Confidential Information” means, subject to Section 11.02(a)-(d) (Exceptions), (a) any Know-How and any technical, scientific, trade, research, manufacturing, business, financial, compliance, marketing, product, supplier, or other confidential or proprietary information that may be disclosed by or on behalf of one Party or any of its Affiliates to the other Party or any of its Affiliates under this Agreement, which information is specifically designated as confidential or would reasonably be understood or expected by the receiving Party to be confidential, regardless of whether such information is in written, oral, electronic, or other form, and (b) the terms of this Agreement.

Section 1.08          “Controls,” or “Controlled” means, with respect to a Party or any of its Affiliates (as applicable) and any Know-How, Patent Right, Regulatory Documents, or other intellectual property right, such Party’s or such of its Affiliates’ ownership of or ability or right (other than pursuant to a license granted to such Party or Affiliate under this Agreement) to grant to the other Party or its Affiliates a license, sublicense, or other right with respect to, such Know-How, Patent Right, Regulatory Documents, or other intellectual property right without violating the terms of any pre-existing agreement with any Third Party or any applicable Law and without the need for any consent (or further consent) from such Third Party.  Notwithstanding the foregoing, a Party and its Affiliates will not be deemed to “Control” any Know-How, Patent Rights, Regulatory Documents, or other intellectual property rights that [***] or to which [***] did not otherwise [***] unless, however, the Know-How, Patent Rights, Regulatory Documents, or other intellectual property rights [***] any such Know-How, Patent Rights, Regulatory Documents, or other intellectual property rights [***], in which case, such Know-How, Patent Rights, Regulatory Documents or other intellectual property rights are “Controlled” [***] for purposes of this Agreement.

Section 1.09          “Cover”, “Covering,” or “Covered” means, with respect to a product (or any component or ingredient thereof), composition, technology, invention, process or method and a Patent Right, that, in the absence of ownership of, or a license granted under, a claim in such Patent Right, the manufacture, use, offer for sale, sale or importation of such product (or component or ingredient thereof) or composition or the practice of such technology, invention, process or method would infringe such claim (directly, indirectly by contributory infringement or by inducement to infringe) or, in the case of a claim of a pending patent application, would infringe such claim if it were to issue as a claim of an issued patent.

Section 1.10          “Develop” or “Development” means, with respect to a given product, internal and external pre-clinical and non-clinical research and clinical development activities reasonably related to the development and submission of information to a Regulatory Authority or otherwise to the research, identification, testing, and validation of an active ingredient, including (a) clinical trials of a pharmaceutical compound or product, investigator sponsored trials, and registry studies; (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct clinical trials or obtain Regulatory Approval of a pharmaceutical product in the Territory (and all activities related thereto); and (c) any activities relating to the development of chemistry, manufacturing, and control data.  Development shall include clinical trials and other regulatory activities initiated prior to the Galderma Start Date to the extent necessary to obtain Regulatory Approval (including preparing all Regulatory Filings), but shall exclude Manufacturing, performance of Medical Affairs, and Commercialization.

Section 1.11          “Dollars” or “$” means the legal tender of the U.S.

Section 1.12          “Drug Approval Application” means a New Drug Application as defined in the FD&C Act, or an equivalent application filed with any Regulatory Authority in any country other than the United States.

Section 1.13          “FD&C Act” means the U.S. Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

Section 1.14          “FDA” means the U.S. Food and Drug Administration or any successor agency thereto having essentially the same function.

Section 1.15          “Field” means the treatment, prevention, cure, or amelioration of rosacea in humans.

Section 1.16          “First Commercial Sale” means, with respect to a Licensed Product, the first [***] sale of the Licensed Product in the Territory by [***] to a Third Party after [***]. Sales or other distributions for [***] shall not be deemed “First Commercial Sale.”

Section 1.17          “Galderma Entity” means, as applicable, (a) Galderma, or (b) any of Galderma’s Affiliates.

Section 1.18          “Galderma Regulatory Documents” means Regulatory Documents Controlled by a Galderma Entity [***].

Section 1.19          “Galderma Start Date” means the date on which [***]

Section 1.20          “Generic Product” means, with respect to a Licensed Product, any pharmaceutical product that (a) is an AB rated generic equivalent of the Licensed Product, (b) is approved by [***] in the [***] in reliance, in whole or in part, on [***], or (c) [***]

Section 1.21          “Governmental Authority” means any federal, national, multinational, state, provincial, county, city, municipal, local or other government (including any governmental division, subdivision, department, agency, bureau, branch, office, council, court, arbitrational or other tribunal, commission or other government authority of any nature acting under the authority thereof). Governmental Authorities include all Regulatory Authorities.

Section 1.22          “IND” means an Investigational New Drug application for submission to the FDA or any equivalent counterpart application in any country other than the United States, including all supplements and amendments thereto.

Section 1.23          “Know-How” means proprietary trade secrets, information, know-how, practices, techniques, methods, processes, procedures, inventions, ideas, data (including pharmacological, biological, chemical, biochemical, clinical test data and data resulting from pre-clinical and non-clinical studies), technology, software, algorithms, drawings, developments, marketing reports, expertise, chemical and biological materials, other materials, formulations, formulae, documents, studies, results, regulatory approvals, regulatory filings and related correspondence (including DMFs), including biological, chemical, pharmacological, toxicological, pre-clinical, clinical and assay data, manufacturing processes and stability and other data, specifications, sourcing information, assays, quality control and testing procedures, formulations, samples, or compositions of matter of any type or kind, in each case of the foregoing whether or not patented or patentable.

Section 1.24          “Law” means any law, statute, rule, regulation, order, judgment, standard, ordinance or other pronouncement of any Governmental Authority anywhere in the world.

Section 1.25          “Licensed Know-How” means all Know-How owned or Controlled by Sol-Gel or any of its Affiliates at any time during the Term that is [***] for the Manufacturing, use, or Commercialization of, or performance of Medical Affairs with respect to, the Licensed Product (or its components or ingredients) in the Field in the Territory.

Section 1.26          “Licensed Patent Rights” means any Patent Rights owned or Controlled by Sol-Gel or any of Sol-Gel’s Affiliates at any time during the Term that Cover [***] with respect thereto, in the Territory, including those Patent Rights listed on Schedule 1.26 (Licensed Patents).

Section 1.27          “Licensed Product” means a topical prescription product containing a fixed dose of 5% encapsulated benzoyl peroxide as the main active ingredient, as of the Effective Date known and intended to be marketed under the name “Epsolay®.”

Section 1.28          “Licensed Technology” means the Licensed Patent Rights and the Licensed Know-How.

Section 1.29          “Licensed Trademark” means the “Epsolay®” word trademark or [***], as further described in Schedule 1.29 (Licensed Trademark).

Section 1.30          “Manufacture” or “Manufacturing” means, as applicable, all activities associated with, related to or directed to the production, manufacture, formulation, processing, filling, finishing, packaging, labeling, shipping, handling, importing, exporting, holding or storage of pharmaceutical compounds or materials, or any intermediate thereof, including process and formulation development, process qualification and validation, stability testing, manufacturing scale-up, pre-clinical, clinical and commercial manufacture (including placebo and active controls) and analytical development, product characterization, quality assurance and quality control, testing and release. Manufacture shall exclude Development and Commercialization.

Section 1.31          “Marketing Authorization Holder” means a Party that possesses in its name, or is designated as the holder of, all Regulatory Approvals for the Licensed Product in the Territory and that is responsible for managing interactions with Regulatory Authorities in the Territory regarding the Licensed Product.

Section 1.32          “Medical Affairs” means any and all activities directed to the formulation and performance of (a) post-marketing clinical trials; (b) medical education; (c) communications and liaising with market and key opinion leaders and advisory boards to extent related to medical affairs or clinical guidance for the development of the Licensed Product, including plans to support continuing medical education; (d) publication plans for the Licensed Product; (e) plans to ensure appropriate medical information responses with respect to the Licensed Product; (f) activities performed in connection with patient registries; (g) safety monitoring plans for the Licensed Product; (h) plans and expected activities for field based medical affairs personnel of the Parties for the Licensed Product; (i) other medical programs and communications, including educational grants, research grants (including conducting investigator-initiated studies), and charitable donations to the extent related to medical affairs; and (j) other comparable medical affairs activities that do not involve the promotion, marketing, sale, or other Commercialization of the Licensed Product; in each case ((a)-(j)), with respect to the Licensed Product in the Territory.  Medical Affairs shall exclude Manufacturing, Development, and Commercialization.

Section 1.33          “Net Sales” means the [***] from any sale [***] of Licensed Products in the Territory to [***] by Galderma or [***] for consideration thereof (“Gross Sales”), reduced by the following amounts actually incurred, allowed, accrued, or specifically allocated to or with respect to the Licensed Product, all as calculated in accordance with Accounting Standards, applied consistently with [***] standard accounting practices as applied with respect to [***]:

(a)          [***];

(b)          [***]

(c)          [***]

(d)          [***]

(e)          [***]

(f)          any invoiced amounts from [***] that are [***]  and are [***] or its [***], including [***], not to [***] for the [***], and provided that if any such amounts are later [***], then they will be [***] in the [***] in which they are [***]; and

(g)          [***]

If non-monetary consideration is received by a Galderma Entity for the Licensed Product in the Territory, Net Sales will be calculated based on [***], as applicable, during the [***], or in the absence of [***], the [***] of the [***], assuming an [***], as determined by [***].  For the avoidance of doubt, sales of Licensed Product to or among Galderma, its Affiliates, or its sublicensees shall not be included in Net Sales, but all sales of Licensed Product by Galderma, its Affiliates, and its sublicensees to Third Parties shall be included in Net Sales.

Section 1.34          “Patent Right(s)” means all rights under any national, regional and international or other patent or patent application, provisional patent or patent application, certificate of inventions, application for certificate of invention or priority patent filing in any jurisdiction or under any international convention or treaty, including any patents issued or issuing in the future on such patent applications, and further including any substitution, extension or supplementary protection certificate, reissue, reexamination, revival, restoration, revalidation, renewal, registration, confirmation, division, continuation, or continuation-in-part of any of the foregoing.

Section 1.35          “[***]” means the filing or submission of the [***] for [***], as such supplement is, will be, or is currently contemplated by [***] to be, required to be submitted to applicable Regulatory Authority in the Territory following [***] for the Licensed Product in the Territory, subject to Section 4.01 (Sol-Gel Regulatory Responsibility).

Section 1.36          “Regulatory Approval” means, with respect to a particular regulatory jurisdiction, an approval, license, registration or authorization granted by any Governmental Authority that provides marketing approval or authorization for the commercial sale or other Commercialization of a product in one or more specified indications in such regulatory jurisdiction, including pricing or reimbursement approval, pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), and approval of product labeling.  For the avoidance of doubt, approval of a Drug Approval Application constitutes Regulatory Approval.

Section 1.37          “Regulatory Authority” means, in a particular country or jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or jurisdiction, including the United States FDA and any other applicable Governmental Authority in the Territory having jurisdiction over pharmaceutical products.

Section 1.38          “Regulatory Documents” means all (a) Regulatory Filings and other applications for Regulatory Approval, registrations, licenses, authorizations, approvals (including Regulatory Approvals) and marketing or regulatory exclusivities made to, received from, or otherwise conducted with a Regulatory Authority for a Licensed Product in a particular country or jurisdiction; (b) correspondence, communications, notifications, reports, or other filings submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files; and (c) preclinical, clinical and other data, results, analyses, publications, and reports contained or referred to in any of the foregoing.

Section 1.39          “Regulatory Filings” means all applications, filings, dossiers, Regulatory Documents, Regulatory Approvals, and the like submitted to a Regulatory Authority for the purpose of Developing, Manufacturing, or Commercializing the Licensed Product, including obtaining Regulatory Approval from that Regulatory Authority.  Regulatory Filings include all INDs, Drug Approval Applications, new drug submissions, clinical trial applications, and other Regulatory Approval and reimbursement approval applications.

Section 1.40          “Sol-Gel Entity” means, as applicable, (a) Sol-Gel or (b) any of Sol-Gel’s Affiliates.

Section 1.41          “Sol-Gel Regulatory Documents” means Regulatory Documents Controlled by a Sol-Gel Entity as of [***] that relate to a Licensed Product.

Section 1.42          “Territory” means the United States.

Section 1.43          “Third Party” means any person, individual, corporation, partnership, limited liability company, trust, unincorporated association, Governmental Authority or other entity or body other than the Parties and their Affiliates.

Section 1.44          “Trademark” means any word, name, symbol, color, designation or device, or any combination thereof, that functions as a source identifier or indicia of origin or ownership, including any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan, or other indicia of origin or ownership, and further including the goodwill and activities associated with each of the foregoing.

Section 1.45          “U.S.” or “United States” means the United States of America, including its districts, territories and possessions.

The following table contains a list of additional terms defined in the corresponding Sections set forth below:

Additional Defined Terms	Section
Additional Term	Section 13.01 (Term)
Alliance Manager	Section 3.07 (Alliance Managers)
Arbitration Request	Section 14.02(a) (Arbitration Request)
Bankrupt Party	Section 13.05(a) (Termination for Bankruptcy and Rights in Bankruptcy)
Breaching Party	Section 13.04 (Termination for Breach)
Breach Notice	Section 13.04 (Termination for Breach)
Claims	Section 12.01 (Indemnification by Sol-Gel)
Commercialization Plan	Section 5.02 (Commercialization Plan)
CMO	Section 6.01 (Manufacture and Supply)
Event of Bankruptcy	Section 13.05(a) (Termination for Bankruptcy and Rights in Bankruptcy)
Executive Officer	Section 14.01 (Executive Officers; Disputes)
FCPA	Section 10.04(b)(i) (Anti-Corruption Compliance)
Galderma Indemnitees	Section 12.01 (Indemnification by Sol-Gel)
Galderma Product Data	Section 4.04 (Galderma Product Data)
Government Official	Section 10.04(a) (Anti-Corruption Provisions)
Gross Sales	Section 1.33 (Definition of “Net Sales”)
ICC	Section 14.02 (Arbitration)
Indemnified Party	Section 12.03 (Procedure)
Indemnifying Party	Section 12.03 (Procedure)
Infringement Activity	Section 8.03(a) (Enforcement)
Initial Term	Section 13.01 (Term)
Inventions	Section 8.01(b) (Ownership of Intellectual Property)
Issuing Party	Section 11.04 (Publicity)
JSC	Section 3.01 (General)
Losses	Section 12.01 (Indemnification by Sol-Gel)
Minimum Order Quantities	Section 5.01 (General; Diligence)
Non-Breaching Party	Section 13.04 (Termination for Breach)
Other Covered Party	Section 10.04(a) (Anti-Corruption Provisions)
Other Party	Section 13.05(a) (Termination for Bankruptcy and Rights in Bankruptcy)
Patent Challenge	Section 13.06 (Termination for Patent Challenge)
Payment	Section 7.10(a) (General)
Post-Generic Price	Section 5.01 (General; Diligence)
Public Statement	Section 11.04 (Publicity)
Recipient	Section 11.02 (Exceptions)
Refund Date	Section 7.02 (Possible Refund of Upfront Payment)
Renewal Discussion Period	Section 13.01 (Term)
Representatives	Section 11.01 (Generally)
Residual Knowledge	Section 11.02 (Exceptions)
Right of Reference	Section 4.02(c) (Galderma Regulatory Responsibility)
Rules	Section 14.02 (Arbitration)
Safety Data Exchange Agreement	Section 9.02 (Safety Data Exchange Agreement)
Sell-Off Period	Section 13.07(a)(iii) (Effect of Termination)
Severed Clause	Section 16.03 (Severability)
Shortfall Period	Section 5.01 (General; Diligence)
Shortfall Quantity	Section 5.01 (General; Diligence)
Sol-Gel Indemnitees	Section 12.02 (Indemnification by Galderma)
Sol-Gel Inventions	Section 8.01(c) (Ownership of Intellectual Property)
Sol-Gel Invention Patents	Section 8.01(d) (Ownership of Intellectual Property)
Sol-Gel Product Data	Section 4.03 (Technology Sharing)
Subcontractor	Section 2.03 (Subcontractors)
Supply Agreement	Section 6.01 (Manufacture and Supply)
Term	Section 13.01 (Term)
Withholding Tax Action	Section 7.10(b) (No Withholding Tax)

ARTICLE II

LICENSES

Section 2.01.          Grants of Licenses; Limitation.

(a)          Subject to the terms and conditions of this Agreement, Sol-Gel and its Affiliates hereby grant to Galderma and Galderma’s Affiliates:

(i)           an exclusive (including as to Sol-Gel and its Affiliates), royalty-bearing, sublicenseable (solely pursuant to Section 2.02 (Sublicensing)), transferable (subject to Section 15.01 (Assignment)) license solely during the Term under the Licensed Technology solely to register, have registered (for clarity, only after the Galderma Start Date), use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell, have sold, Manufacture, have Manufactured, perform Medical Affairs with respect to, have Medical Affairs performed with respect to, Commercialize, have Commercialized, and otherwise exploit or have exploited the Licensed Product in the Field in the Territory and to import, have imported, export, have exported, Manufacture, and have Manufactured the Licensed Product outside the Territory for Commercialization in the Field in the Territory; and

(ii)          an exclusive (including as to Sol-Gel and its Affiliates), sublicenseable (solely pursuant to Section 2.02 (Sublicensing)), transferable (subject to Section 15.01 (Assignment)) license to use the Licensed Trademark for and in connection with the Licensed Product in the Territory.

(b)          Sol-Gel shall not, and shall ensure that its Affiliates do not, either directly or indirectly, knowingly promote, market, distribute, import, sell, or have sold any Licensed Product, including via internet or mail order, into the Territory during the Term.  As to the Territory, Sol-Gel shall not, and shall ensure that its Affiliates do not: (i) establish or maintain any branch, warehouse, or distribution facility for any Licensed Product in the Territory for the sale of such Licensed Product in the Territory during the Term, (ii) engage in any advertising or promotional activities relating to any Licensed Product that are directed primarily to customers or other purchasers or users of such Licensed Product located in the Territory during the Term, (iii) solicit orders from any prospective purchaser located in the Territory during the Term, or (iv) sell or distribute Licensed Product to any person who it knows intends to sell such Licensed Product in the Territory during the Term.  Notwithstanding the foregoing, in the event that Galderma provides a termination notice to Sol-Gel under Section 13.03 (Termination for Failure to Receive Regulatory Approval), Sol-Gel shall be entitled to perform some or all of the activities set forth in (i) through (iii) above, as part of the transition of rights back to Sol-Gel, subject to the terms of Section 13.07 (Effect of Termination).  If Sol-Gel receives any order from a prospective purchaser located in the Territory during the Term, then Sol-Gel shall immediately refer that order to Galderma, and Sol-Gel shall not accept any such orders.  Sol-Gel shall not deliver or tender (or cause to be delivered or tendered) Licensed Product into the Territory during the Term.

(c)          Galderma shall not, and shall ensure that its Affiliates do not, either directly or indirectly, knowingly promote, market, distribute, sell, or have sold any Licensed Product, including via internet or mail order, outside the Territory during the Term.  Galderma shall not, and shall ensure that its Affiliates do not: (i) establish or maintain any branch, warehouse or distribution facility for any Licensed Product in any jurisdictions for the sale of such Licensed Product outside the Territory, (ii) engage in any advertising or promotional activities relating to any Licensed Product that are directed primarily to customers or other purchasers or users of such Licensed Product located outside the Territory, (iii) solicit orders from any prospective purchaser located outside the Territory, or (iv) sell or distribute Licensed Product to any person who it knows intends to sell such Licensed Product outside the Territory.  If Galderma receives any order from a prospective purchaser located outside the Territory during the Term, then Galderma shall immediately refer that order to Sol-Gel, and Galderma shall not accept any such orders.  Galderma shall not deliver or tender (or cause to be delivered or tendered) Licensed Product outside of the Territory during the Term.

(d)          Galderma hereby grants to Sol-Gel a perpetual, irrevocable, non-exclusive, royalty-free, fully paid-up, worldwide license under Galderma’s interest in any and all Inventions developed by Galderma during the Term and prior to the effective date of termination of this Agreement in the performance of activities under this Agreement, and all Patent Rights Controlled by Galderma during the Term and prior to the effective date of termination of this Agreement that Cover any such Inventions, in each case, to Develop, Manufacture, perform Medical Affairs with respect to, and Commercialize the Licensed Product (i) outside of the Territory during and after the Term; and (ii) [***].

(e)          As between the Parties, all rights not expressly licensed to Galderma and its Affiliates under the Licensed Technology in Section 2.01(a) (Grants of Licenses; Limitation) or elsewhere in this Agreement shall be retained by Sol-Gel, including the right to Develop, perform Medical Affairs with respect to, Manufacture, and Commercialize the Licensed Product outside the Territory, and the right to Develop and Manufacture the Licensed Product anywhere in the world (including within the Territory) for use outside the Territory.

Section 2.02.          Sublicensing.  Galderma and its Affiliates shall have the right to sublicense the rights and obligations granted to it under Section 2.01(a)(i) (Grants of Licenses; Limitation) without Sol-Gel’s prior written consent to [***] and (b) Subcontractors. Notwithstanding the grant of any such sublicense, Galderma will remain responsible for the performance of its obligations hereunder.

Section 2.03.          Subcontractors.  In performing its activities under this Agreement, Galderma may engage Third Party contractors to perform obligations or exercise rights, in each case, of Galderma under this Agreement (each, a “Subcontractor”) at its sole discretion. Any breach by a Subcontractor of the applicable terms of this Agreement relating to such portions of Galderma’s obligations will be deemed a breach by Galderma.  The engagement of any Subcontractor in compliance with this Section 2.03 (Subcontractors) will not relieve Galderma of its obligations under this Agreement.

ARTICLE III

GOVERNANCE

Section 3.01.          General.          Within [***] days following the Effective Date, the Parties shall establish a Joint Steering Committee (“JSC”) to facilitate discussions, information exchange and coordination of the Parties under this Agreement to the extent relating specifically to matters for which the JSC is responsible pursuant to Section 3.03 (Joint Steering Committee).

Section 3.02.          JSC Materials.  At least [***] weeks in advance of each meeting of the JSC held in accordance with Section 3.06 (Meetings), Galderma shall provide the JSC with (a) a summary of [***] by [***] with respect to the Licensed Product in the Territory since the previous JSC meeting, which summary shall include, for the period since the previous JSC meeting, (i) a reasonably detailed description of [***], (ii) estimates of the [***] in each [***] during such period, (iii) estimates of the [***] or [***] for such Licensed Product [***], and (iv) [***], and (b) [***]. Such summary [***] will be delivered by Galderma to Sol-Gel in a format reasonably determined by Galderma.

Section 3.03.          Joint Steering Committee.

(a)          The JSC shall:

(i)          discuss [***] of the Licensed Product in the Field in the Territory in relation thereto;

(ii)          discuss the summaries of [***] activities performed by Galderma hereunder, as such summaries are provided to the JSC pursuant to Section 3.02 (JSC Materials);

(iii)          serve as a forum for exchanging information regarding the conduct of the [***] of the Licensed Product in the Field in the Territory;

(iv)          determine whether to create any additional subcommittee(s) or working group(s) to whom the JSC’s responsibilities hereunder may be delegated; and

(v)          perform such other duties as are specifically assigned to the JSC under this Agreement.

Section 3.04.          Membership.  The JSC shall be composed of [***] representatives from [***], each of which representatives shall be of the seniority and experience appropriate for service on the JSC in light of the functions, responsibilities, and authority of such committee and the status of activities within the scope of the authority and responsibility of such committee.  Each Party may replace any of its representatives on the JSC at any time with written notice to the other Party; provided that such replacement meets the standard described in the preceding sentence.  Each Party’s representatives on the JSC and any replacement of such representatives shall be bound by obligations of confidentiality and non-use applicable to the other Party’s Confidential Information that are at least as stringent as those set forth in ARTICLE XI (Confidentiality).  Each Party may invite [***] its or its Affiliates’ employees, consultants, or advisors as required or useful to discuss the applicable agenda items.  The JSC shall appoint a chairperson from among its members who will be responsible for preparing JSC meeting agendas and for presiding over JSC meetings, but who will [***].  The first chairperson of the JSC will be a representative of [***].  Each chairperson (whether initially appointed or any successor therefor) shall serve a term of no more than [***] consecutive [***], at which time, the JSC shall select a successor chairperson who is a representative of the Party other than the Party represented by the outgoing chairperson (e.g., the second chairperson of the JSC shall be a representative of [***], the third chairperson of the JSC shall be a representative of [***], etc.).  Within [***] days following each JSC meeting, the chairperson shall circulate to all committee members a draft of the minutes of such meeting.

Section 3.05.          Meetings.  The JSC shall hold an initial meeting within [***] after its formation or as otherwise agreed by the Parties.  Thereafter, unless the Parties otherwise agree, the JSC shall meet at least [***]. Each such meeting may be in person, by video, by teleconference, or by any other agreed upon means. Each Party shall be responsible for all of its own personnel and travel costs and expenses relating to participation in JSC meetings.

Section 3.06.          Limitations on JSC Authority.  Notwithstanding any provision to the contrary set forth in this Agreement, the [***] and shall not [***].  For the avoidance of doubt, [***], subject to the terms and conditions of this Agreement relating thereto.

Section 3.07.          Alliance Managers.  Each of the Parties shall appoint a single individual to manage and be a single point of contact with respect to the Development, Medical Affairs, and Commercialization obligations between the Parties under this Agreement (each, an “Alliance Manager”).  The Alliance Managers may attend any JSC or JSC subcommittee meetings.  Each Alliance Manager shall be a non-voting participant in such JSC or JSC subcommittee meetings, unless s/he is also appointed a member of the JSC or such subcommittee; provided, however, that an Alliance Manager may bring any matter to the attention of the JSC if such Alliance Manager reasonably believes that such matter warrants such attention and is within the JSC’s responsibilities set forth in Section 3.03 (Joint Steering Committee) or otherwise expressly set forth herein.  Each Party may change its designated Alliance Manager at any time upon written notice to the other Party.  Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party.  Each Party’s Alliance Manager and any substitute for an Alliance Manager shall be bound by obligations of confidentiality and non-use applicable to the other Party’s Confidential Information that are at least as stringent as those set forth in ARTICLE XI (Confidentiality).  Each Alliance Manager will also: (a) plan and coordinate cooperative efforts and internal and external communications; and (b) facilitate the governance activities hereunder and the fulfillment of action items resulting from JSC meetings.

ARTICLE IV

REGULATORY; TECHNOLOGY SHARING

Section 4.01.          Sol-Gel Regulatory Responsibility. Until [***], [***] shall have [***] with respect to, preparing all Regulatory Filings and conducting communications with the applicable Regulatory Authorities with respect to the Licensed Product, including as necessary to obtain Regulatory Approval for the Licensed Product in the Territory, all at [***] cost and expense.  Until [***], reasonably in advance of any decision, communication, or filing related to the Licensed Product in the Territory, [***].  During the Term, Sol-Gel shall give Galderma reasonable notice of any meeting (whether held in person, by video, by teleconference, or by any other means) with any Regulatory Authority relating to the Licensed Product in the Territory, and Galderma shall have the right to attend, or to have a representative attend on its behalf, any such meeting or any preparatory meeting therefor.

Section 4.02.          Galderma Regulatory Responsibility.

(a)          Promptly, but no later than [***], [***], Sol-Gel shall transfer and assign to Galderma, [***], all Regulatory Filings and other Regulatory Documents related to the Licensed Product in the Territory or otherwise necessary or reasonably useful to enable Galderma to perform its obligations under this Section 4.02 (Galderma Regulatory Responsibility), and immediately thereafter, Sol-Gel shall designate Galderma as the Marketing Authorization Holder for the Licensed Product in the Territory.  [***], Galderma shall thereafter have sole control over, and have decision-making authority with respect to, preparing, obtaining, and maintaining all Regulatory Filings and Regulatory Approvals, conducting communications with the applicable Regulatory Authorities, and performing other regulatory activities and Medical Affairs, in each case, as reasonably useful to perform or support the marketing and Commercialization of the Licensed Product in the Territory, [***]

(b)          Following the [***], at Galderma’s request, Sol-Gel shall [***] prepare, complete, and submit the [***]. Reasonably in advance of submitting the [***], Sol-Gel will submit the same to Galderma for review and approval, and Sol-Gel will incorporate any comments thereon received from Galderma.  Prior to submitting the [***], Sol-Gel must obtain [***]. Galderma will reimburse Sol-Gel for out-of-pocket costs reasonably incurred by Sol-Gel to complete and submit the Post-Approval Stability Data Filing.

(c)          Upon the [***] and as Galderma may reasonably request from time to time thereafter, Sol-Gel shall, in support of Galderma’s preparation of any Regulatory Filing with respect to the Licensed Product in the Field in the Territory, provide Galderma access to a complete electronic copy of all (i) Sol-Gel Regulatory Documents, (ii) Regulatory Documents Controlled by any Sol-Gel Entity (including those generated by any of Sol-Gel’s sublicensees that are Controlled by Sol-Gel) that are related to the Licensed Product in the Field, and (iii) other information requested by, or reasonably necessary or useful for responding to requests by, Regulatory Authorities in the Territory in connection with Galderma’s Regulatory Filings, in each case ((i) – (iii)), solely to the extent Controlled by the Sol-Gel Entities or any of their Third Party sublicensees or licensees for the Licensed Product, and Sol-Gel will obtain the prior written consent of any of the Sol-Gel Entities’ Third Party sublicensees or Third Party licensees to the extent necessary to provide to Galderma and its Affiliates any such Sol-Gel Regulatory Documents, Regulatory Documents, or other information.  Without limiting the foregoing, Sol-Gel and its Affiliates hereby grant to Galderma a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) (or any successor rule or analogous Law recognized outside of the United States), to, and a right to copy, access, and otherwise use, all information and data (including all CMC information as well as data made, collected or otherwise generated in the conduct of any clinical studies for the Licensed Product) included in any Sol-Gel Regulatory Document, or other Regulatory Filing, Regulatory Approval, drug master file, or other regulatory documentation owned or Controlled by Sol-Gel or its Affiliates that relates to the Licensed Product, and Sol-Gel shall provide a signed statement to this effect, if requested by Galderma, in accordance with 21 C.F.R. § 314.50(g)(3) (or any successor rule or analogous Law recognized outside of the United States).

(d)          Except as expressly otherwise provided herein, [***] in conducting its regulatory responsibilities and meeting the requirements of applicable Regulatory Authorities as set forth under this Section 4.02 (Galderma Regulatory Responsibility), [***] in transferring Regulatory Documentation to Galderma or otherwise assisting Galderma in conducting its regulatory responsibilities under this Section 4.02 (Galderma Regulatory Responsibility).  [***].

(e)          Following the [***], reasonably in advance of any filing or submission of any application for label expansion related to the Licensed Product in the Territory during the Term, Galderma will submit the same to Sol-Gel for review and discussion, and Galderma will [***].  Galderma shall provide Sol-Gel with notice of any changes that Galderma determines to make to the specifications or manufacturing processes for the Licensed Product and shall [***] prior to implementing any such change, [***]; provided that [***]. During the Term, Galderma shall give Sol-Gel reasonable notice of any meeting (whether held in person, by video, by teleconference, or by any other means) with any Regulatory Authority relating to such application, and Sol-Gel shall have the right to attend, or to have a representative attend on its behalf, any such meeting or any preparatory meeting therefor.

Section 4.03.          Technology Sharing. Upon the Galderma Start Date, and thereafter at least [***] or more frequently upon Galderma’s request, Sol-Gel shall provide to Galderma all data and documents Controlled by any Sol-Gel Entities and related to the Licensed Product that are reasonably necessary or useful for Galderma to Commercialize and perform Medical Affairs with respect to Licensed Product in the Territory or to perform its obligations under Section 4.02 (Galderma Regulatory Responsibility), including Licensed Know-How, regulatory data, and clinical data. Throughout the Term, Sol-Gel shall provide Galderma with updates of any material regulatory developments (e.g., NDA or NDS filed, meetings with Regulatory Authority, or Regulatory Approval) relating to a Licensed Product made by Sol-Gel, or Sol-Gel’s Affiliates or licensees. In addition, at least [***] or more frequently upon Galderma’s request, Sol-Gel shall make available to Galderma copies of Regulatory Documents, clinical and preclinical data, and efficacy, safety and pharmacovigilance data, in each case, that are related to Licensed Product in the Field and Controlled by the Sol-Gel Entities or any of their licensees or sublicensees (collectively, the “Sol-Gel Product Data”), to the extent (i) such Sol-Gel Product Data are necessary or reasonably useful for any Galderma Entity to Commercialize or perform Medical Affairs with respect to Licensed Product in the Field in the Territory in accordance with this Agreement, or (ii) such Sol-Gel Product Data are required by Regulatory Authority in the Territory in connection with the Commercialization of or performance of Medical Affairs with respect to Licensed Product in the Field in the Territory.

Section 4.04.          Galderma Product Data.  After [***], upon Sol-Gel’s reasonable request, Galderma shall make available to Sol-Gel copies of Galderma Regulatory Documents, clinical and preclinical data, and efficacy, safety and pharmacovigilance data, in each case, that pertain to the Licensed Product and are Controlled by a Galderma Entity or its sub-contractor (collectively, the “Galderma Product Data”), to the extent such Galderma Product Data are reasonably necessary for Sol-Gel or its Affiliates or (sub)licensees to exercise Sol-Gel’s retained rights.  Galderma and its Affiliates hereby grant to Sol-Gel a Right of Reference to, and a right to copy, access, and otherwise use, all information and data included in any Regulatory Filing, Regulatory Approval, drug master file, or other regulatory documentation owned or Controlled by Galderma or its Affiliates that relates to the Licensed Product, and Galderma shall provide a signed statement to this effect, if requested by Sol-Gel, in accordance with 21 C.F.R. § 314.50(g)(3) (or any successor rule or analogous Law recognized outside of the United States).

Section 4.05.          Generic Products.

(a)          Subject to Section 4.05(b) (Generic Products), Galderma will in no event during the Term, seek Regulatory Approval for or otherwise engage in the Development, Manufacture, or Commercialization of (i) any pharmaceutical product pursuant to Section 505(b)(2) of the U.S. Federal Food Drug and Cosmetic Act (21 U.S.C. § 355(b)(2)) that uses the Licensed Product as a reference listed drug for the same indication for which the Licensed Product is approved in the Territory; or (ii) subject to Section 2.02 (Sublicensing), any Generic Product, in each case, in the Territory.

(b)          Subject to Section 4.05(a) (Generic Products), Sol-Gel and its Affiliates will in no event during the Term launch or Commercialize, or enter into any agreement for the launch or Commercialization by a Third Party of, (i) any pharmaceutical product pursuant to Section 505(b)(2) of the U.S. Federal Food Drug and Cosmetic Act (21 U.S.C. § 355(b)(2)) that uses the Licensed Product as a reference listed drug for the same indication for which the Licensed Product is approved in the Territory; or (ii) any Generic Product, in each case, in the Territory. Notwithstanding the foregoing, upon Galderma’s written request during the Term that the Parties enter into an agreement for Galderma to Commercialize an authorized Generic Product in the Territory, the Parties will discuss such request in good faith and may agree to enter into such an agreement.

ARTICLE V

COMMERCIALIZATION

Section 5.01.          General; Diligence.          [***], and otherwise subject to Sol-Gel’s satisfaction of its applicable obligations hereunder that by their nature are necessary for Galderma’s Commercialization of the Licensed Product in the Territory (including under Section 6.01 (Manufacture and Supply)), Galderma shall use Commercially Reasonable Efforts to [***].  Notwithstanding any provision to the contrary set forth in this Agreement, any failure of Galderma to comply with its obligations under this Section 5.01 (General; Diligence) with respect to the Licensed Product will be excused to the extent that such failure results solely from Sol-Gel’s failure to obtain Regulatory Approval (as applicable) for the Licensed Product in the Territory or otherwise perform its obligations under this Agreement. Except as expressly otherwise provided herein [***].

Section 5.02.          Commercialization Plan. On or before [***] (or at such other time as the Parties may otherwise agree), Galderma shall submit to the JSC to review and discuss a Commercialization plan setting forth for the upcoming calendar year (a) [***], (b) [***], and (c) [***] anticipated by Galderma to be undertaken, in each case ((a)-(c)), for the Licensed Products in the Territory (the “Commercialization Plan”).  During the Term following submission of the initial Commercialization Plan, Galderma will prepare and submit to the JSC [***] updates to the Commercialization Plan for review and discussion.

ARTICLE VI

MANUFACTURE AND SUPPLY

Section 6.01.          Manufacture and Supply. Galderma, [***], shall have sole control over, and decision-making authority with respect to, Manufacturing of the Licensed Products inside or outside the Territory for purposes of Commercialization in the Field in the Territory during the Term. At any time during the Term in Galderma’s sole discretion, Galderma shall have the right to, and Sol-Gel shall assist and cooperate with Galderma’s efforts to, enter into Third Party manufacture and commercial supply agreements for the Manufacture and supply of Licensed Product during the Term with any contract manufacturing organization(s) [***] (each such contract manufacturing organization, a “CMO,” and each such agreement entered into by Galderma with a CMO, a “Supply Agreement”). In such case, upon the request of Galderma, Sol-Gel shall promptly transfer to any applicable CMO all documents, data (including an appropriate set of base reference Manufacturing process data), activities, Licensed Know-How, and other Know-How (including the process for Manufacturing Licensed Product and the analytical testing methodology for the Licensed Product) necessary or reasonably useful for the Manufacture of Licensed Product and to enable such CMO to assume the Manufacturing activities of the Licensed Product for Commercialization in the Territory. In addition, as part of such technology transfer, Sol-Gel will perform analytical testing services as reasonably requested by Galderma or its Affiliate to validate the transferred Manufacturing process.  Such activities shall be performed pursuant to reasonable written agreements among Sol-Gel, Galderma, and each such CMO, which agreements shall contain reasonable terms and conditions for the use and confidentiality of such technology.  [***].

ARTICLE VII

PAYMENTS

Section 7.01.          Upfront Payment.  Within [***] following the Effective Date and receipt of an invoice therefor, Galderma shall pay Sol-Gel a one-time, non-creditable, refundable (solely pursuant to Section 7.02 (Possible Refund of Upfront Payment)) upfront payment of [***], by wire transfer in accordance with Section 7.09 (Methods of Payment).

Section 7.02.          Possible Refund of Upfront Payment. Notwithstanding Section 7.01 (Upfront Payment), in the event that the Licensed Product does not receive Regulatory Approval from the FDA in the Territory on or before [***] (the “Refund Date”), Sol-Gel will refund to Galderma the upfront payment made under Section 7.01 (Upfront Payment) within [***] after such Refund Date.  For the avoidance of doubt, Galderma shall remain entitled to such refund even in the event that the Licensed Product subsequently receives Regulatory Approval in the Territory following the Refund Date.

Section 7.03.          Regulatory Milestone Payment.  Within [***] days following [***] in the Territory, and receipt of an invoice therefor, Galderma shall pay Sol-Gel a one-time, non-refundable, non-creditable payment of [***]; provided, however, that Galderma shall not be obligated to make such payment in the event that, following the Refund Date, Galderma has given Sol-Gel notice of termination of this Agreement pursuant to Section 13.02 (Termination at Will by Galderma) and Regulatory Approval of the Licensed Product from the FDA in the Territory is received thereafter.

Section 7.04.          Sales Milestone Payments.  Galderma shall pay to Sol-Gel the following one-time payments after the first achievement of aggregate annual Net Sales of Licensed Product in the Territory by Galderma or its Affiliates or sublicensees that meet or exceed the minimum annual Net Sales thresholds set forth below in a given calendar year, which payment shall be made no later than [***] after the end of the calendar quarter in which the applicable threshold(s) is (are) met or exceeded:

Annual Net Sales of the Licensed Product in the Territory	Payment Amount
Equal to or greater than $[***]	$[***]
Equal to or greater than $[***]	$[***]

For clarity, each milestone payment in this Section 7.04 (Sales Milestone Payments) shall be payable no more than once, upon the first achievement of such milestone, and no amounts shall be due for subsequent or repeated achievements of such milestone in subsequent calendar years.  If more than one of the milestones set forth in the table above are first achieved in a single calendar year, then Galderma shall pay to Sol-Gel in such calendar year all of the payments corresponding to all of the milestones first achieved in such calendar year under this Section 7.04 (Sales Milestone Payments).

Section 7.05.          Royalties.

(a)          Subject to the remainder of this Section 7.05 (Royalties), Galderma shall pay Sol-Gel the following royalties on Net Sales of the Licensed Product in the Territory in each calendar quarter during the Term, [***] set forth below during the applicable period during the Term:

[***]	Royalty Rate for Net Sales of the Licensed Product in the Territory
[***]	[***]
[***]	[***]

(b)          Notwithstanding the provisions of Section 7.05(a) (Royalties), after the [***] to [***], beginning upon the first to occur of (i) the [***] by a person that is not a [***] and did not [***], in a [***] that included any [***]; and (ii) [***] otherwise determined in accordance with Section 7.05(a) (Royalties).

(c)          In the event that [***] are) required in its (or their) reasonable judgement to obtain, after the [***], a license under Patent Rights from any Third Party(ies) that would be infringed by [***] (or its [***]) Commercialization of, or performance of Medical Affairs with respect to, the Licensed Product in the Territory and [***] obtains (or such of its [***] obtain) such a license, [***] may offset, on a calendar quarter-by-calendar quarter basis, [***] from the [***] otherwise due to [***].

(d)          Notwithstanding the foregoing, in no event shall the royalty payments owed by Galderma under this Section 7.05 (Royalties) be reduced [***] to less than [***] of the royalty payment amounts otherwise due to Sol-Gel under Section 7.05(a) (Royalties) in any calendar quarter during the Term.

Section 7.06.          Royalty Payments and Reports.

(a)          On a Licensed Product-by-Licensed Product basis, commencing upon the First Commercial Sale of Licensed Product in the Territory and continuing until the expiration of the Term, Galderma agrees to provide [***], each such written report stating for the applicable period the [***]).  The Parties acknowledge and agree that the monthly sales estimated actuals provided by Galderma to Sol-Gel pursuant to this Section 7.06(a) (Royalty Payments and Reports) (a) are [***], (b) are provided to Sol-Gel [***], and (c) are [***] by Sol-Gel or to [***] in any manner whatsoever.  Sol-Gel shall not be permitted to request, and Galderma shall not be required to provide, make, or conduct, [***] following delivery thereof.

(b)          On a Licensed Product-by-Licensed Product basis, commencing upon the First Commercial Sale of Licensed Product in the Territory and continuing until the expiration of the Term, Galderma agrees to provide quarterly written reports to Sol-Gel within [***] after the end of each [***], covering all [***] of such [***] in the [***] by any [***], each such written report stating for the period in question the [***] to Section 7.05 (Royalties).

(c)          Following delivery of each [***] report by Galderma to Sol-Gel pursuant to Section 7.06(b) (Royalty Payments and Reports), Galderma shall make the applicable royalty payment due under Section 7.05 (Royalties) for each applicable [***] within [***] after receipt of an invoice therefor from Sol-Gel. Notwithstanding any provision to the contrary set forth in this Agreement, in any applicable [***], Galderma may [***].

(d)          Galderma shall provide written notice to Sol-Gel of the first occurrence of any of the milestones set forth in Section 7.04 (Sales Milestone Payments) of this Agreement within [***] after [***].

Section 7.07.          Recordkeeping. Galderma shall keep accurate records as are required and in sufficient detail to determine the Payments due to Sol-Gel under this Agreement in accordance with the Accounting Standards.  Galderma shall retain all such books, records, and accounts for a period of at least [***] years after the end of the calendar year to which the records relate.  Galderma further agrees to permit such books and records to be examined, at [***] cost and expense, by an independent accounting firm selected by [***] and reasonably acceptable to [***] no more than [***] to verify any reports and payments delivered under this Agreement during the [***] most recently-ended calendar years, upon reasonable written notice (which shall be no less than [***] days’ prior written notice) and during regular business hours and subject to a reasonable confidentiality agreement.  The Parties shall reconcile any underpayment or overpayment within [***] days after the accounting firm delivers the results of any audit. Such examination is to be made at the expense of [***], [***] during the period being audited, in which case reasonable audit fees for such examination shall be paid by [***].

Section 7.08.          Currency Conversion.  Wherever it is necessary to convert currencies for the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales invoiced in a currency other than the Dollar), such conversion shall be made into Dollars at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last Business Day of the applicable calendar quarter or, if such rate is unavailable, a substitute therefor reasonably selected by Galderma.  All payments due to Sol-Gel under this Agreement shall be made without deduction of exchange, collection or other charges.  Once the amount of Net Sales in respect of a particular calendar quarter has been converted into Dollars, such amount of Dollars shall be used for the purpose of calculating the total amount of Net Sales during the calendar year that includes such calendar quarter.

Section 7.09.          Methods of Payment.  All payments due to Sol-Gel under this Agreement shall be made by Galderma in Dollars by wire transfer to a bank account designated by Sol-Gel.  Any refund due to Galderma pursuant to Section 7.02 (Possible Refund of Upfront Payment) or other reimbursement of cost and expenses due to Galderma hereunder shall be made by Sol-Gel in Dollars by wire transfer to a bank account designated by Galderma.

Section 7.10.          Taxes.

(a)          General. The milestones, royalties and other amounts payable by Galderma to Sol-Gel pursuant to this Agreement (each, a “Payment”) will be paid free and clear of any and all taxes, except for any withholding taxes required by applicable Law.  Except as provided in this Section 7.10 (Taxes), [***] will be solely responsible for paying any and all taxes (other than [***]) levied on account of, or measured in whole or in part by reference to, any Payments it receives.  Galderma will deduct or withhold from the Payments any taxes that it is required by applicable Law to deduct or withhold.  Notwithstanding the foregoing, if Sol-Gel is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it will deliver to Galderma or the appropriate governmental authority (with the assistance of Galderma to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Galderma of its obligation to withhold such tax, and Galderma will apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that Galderma has received evidence, in a form reasonably satisfactory to Galderma, of Sol-Gel’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] prior to the time that the Payments are due.  If, in accordance with the foregoing, Galderma withholds any amount, it will pay to Sol-Gel the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to Sol-Gel proof of such payment within [***] following such payment.

(b)          No Withholding Tax.  Galderma agrees that all Payments will be made by a Galderma Entity with its tax residence in [***], and no withholding taxes shall be required in respect of such Payments.  In the event that any Payment is subject to a deduction or withholding of tax (each, a “Withholding Tax Action”), then notwithstanding Section 7.10(a) (General), the payment by Galderma (in respect of which such deduction or withholding of tax is required to be made) shall be increased by the amount necessary to ensure that Sol-Gel receives an amount equal to the same amount that it would have received had no Withholding Tax Action occurred, whereas such gross-up is limited to the net amount due for such Withholding Tax Action as per the Convention between the Swiss Confederation and the State of Israel for the avoidance of double taxation concerning income tax and wealth tax and on the basis that Sol-Gel is a tax resident of Israel.

Section 7.11.          Invoices.  Any invoice that Sol-Gel delivers to Galderma under this Agreement may be delivered by email to [***] (which email address may be changed by Galderma from time to time upon written notice to Sol-Gel), with a hard copy confirmed by mailing to:

Galderma SA

[***]

(which addresses may be changed by Galderma from time to time upon written notice to Sol-Gel).

Section 7.12.          Late Payments. If a Party does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to such Party from the due date until the date of payment at the [***], as reported by The Wall Street Journal from time to time, [***], or the maximum applicable legal rate, if less. The interest payment shall be due from the [***] until the day that the payment was received by such Party; provided that, with respect to any bona fide disputed payments, [***], calculated from [***] through the date [***].

ARTICLE VIII

INTELLECTUAL PROPERTY

Section 8.01.          Ownership of Intellectual Property.

(a)          Sol-Gel shall retain sole and exclusive ownership of all rights, title and interests in and to the Licensed Technology.

(b)          Subject to Section 8.01(c) (Ownership of Intellectual Property), ownership of developments or discoveries, whether patentable or non-patentable, invented or otherwise developed or generated by or on behalf of either Party during the Term in the course of performing activities under this Agreement, and any and all intellectual property rights therein (“Inventions”) will be determined based on the principles of inventorship in accordance with United States patent laws.

(c)          Notwithstanding Section 8.01(b) (Ownership of Intellectual Property) and subject to Section 8.01(e) (Ownership of Intellectual Property), regardless of inventorship, any and all Inventions, Patent Rights and Know-How that are exclusively directed to the Licensed Product or the composition, use, administration, formulation, or other aspect thereof (and, in each case, not to any other product) and (i) are developed or generated by or on behalf of Sol-Gel or any of its Affiliates, [***], or (ii) improve upon or are derived from Sol-Gel’s Confidential Information, the Licensed Technology [***], and all intellectual property rights therein (“Sol-Gel Inventions”) shall be owned exclusively and solely by Sol-Gel.  [***].

(d)          Any Patent Rights that Cover or otherwise claim any Sol-Gel Inventions (“Sol-Gel Invention Patents”) shall be treated for the purposes of this Agreement as part of the Licensed Patent Rights, and any Know-How that is part of the Sol-Gel Inventions shall be treated for the purposes of this Agreement as part of the Licensed Know-How.

(e)          Sol-Gel hereby grants to Galderma a perpetual, irrevocable, non-exclusive, sublicenseable (through multiple tiers), royalty-free, transferable (subject to Section 15.01 (Assignment)) license under all Sol-Gel Inventions that are developed or generated by or on behalf of Galderma or any of its Affiliates or jointly developed or generated by or on behalf of both Parties (including any Patent Rights that Cover or otherwise claim any such Sol-Gel Inventions) to register, have registered, use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell, have sold, and otherwise exploit or have exploited [***] (but, for clarity, not the [***]).

Section 8.02.          Prosecution of Patent Rights.  Sol-Gel shall be responsible for and have the first right to control the preparation, filing, prosecution, and maintenance of all Licensed Patent Rights (including Sol-Gel Invention Patents) in the Territory in Sol-Gel’s name and at its sole cost and expense.  Sol-Gel will: (i) instruct such patent counsel to provide Galderma with copies of all proposed filings, submissions, and other substantive correspondences relating to such Licensed Patent Rights in the Territory for Galderma’s review and comment, (ii) give Galderma reasonable opportunity to provide, and consider in good faith and incorporate, comments on the preparation, filing, prosecution, and maintenance of the Licensed Patent Rights in the Territory prior to making any such filing, submission, or other substantive correspondence, and (iii) keep Galderma advised of the status of actual and prospective patent filings related to a Licensed Product in the Territory.  Subject to the foregoing, Sol-Gel reserves the sole right to make all final decisions regarding the preparation, filing, prosecution and maintenance of the Licensed Patent Rights. Each Party will treat any consultation regarding the preparation, filing, prosecution, and maintenance of such Licensed Patent Rights, along with any information disclosed by each Party in connection therewith (including any information concerning patent expenses), as part of Sol-Gel’s Confidential Information.  If Sol-Gel elects not to continue to seek or maintain, or elects to let lapse, any Licensed Patent Rights, then Sol-Gel will provide Galderma with timely notice and will provide Galderma with a reasonable opportunity to assume responsibility for the continued prosecution and maintenance of such Licensed Patent Rights at its own cost and expense and in the name of Sol-Gel.

Section 8.03.          Enforcement.

(a)          If either Party becomes aware of any Third Party activity, including any Development activity (whether or not an exemption from infringement liability for such Development activity is available under applicable Law), that infringes (or that is directed to the Development of a product that would infringe) any of the Licensed Patent Rights, then the Party becoming aware of such activity shall give prompt written notice to the other Party regarding such alleged infringement or misappropriation (collectively, “Infringement Activity”).

(b)          During the Term, until either Party provides a notice of termination of this Agreement pursuant to any of Section 13.02 (Termination at Will by Galderma) through Section 13.06 (Termination for Patent Challenge), other than any notice of termination that Galderma disputes, Galderma shall have the first right, but not the obligation, to attempt to resolve any Infringement Activity related to the Licensed Patent Rights in the Territory at its own expense, including the filing of an infringement or misappropriation suit using counsel of its own choice. Galderma will (i) keep Sol-Gel reasonably informed regarding such infringement or misappropriation suit (including by providing Sol-Gel with drafts of each filing within a reasonable period before the deadline for such filing and promptly providing Sol-Gel with copies of all final filings and correspondence relating thereto), and (ii) reasonably consult with Sol-Gel on such infringement or misappropriation suit.  If Galderma notifies Sol-Gel that Galderma will not take steps to enforce the Licensed Patent Rights in the Territory against Infringement Activity, or fails to bring an action to resolve such Infringement Activity in the Territory or to initiate a suit with respect thereto by the date that is [***] days before any deadline for taking action to avoid any loss of material enforcement rights or remedies, then Sol-Gel will have the right, but not the obligation, to attempt to resolve such Infringement Activity by taking commercially appropriate steps at its own cost and expense, including the filing of an infringement or misappropriation suit using counsel of its own choice.  After the Term and during the Term beginning upon either Party’s provision of a notice of termination of this Agreement pursuant to any of Section 13.02 (Termination at Will by Galderma) through Section 13.06 (Termination for Patent Challenge), other than any notice of termination that Galderma disputes, and at all times thereafter during the period between a Party’s provision of such notice of termination and the effective date of such termination, Sol-Gel shall have the sole right, but not the obligation, to resolve any Infringement Activity related to the Licensed Patent Rights at its own expense, including the filing of an infringement or misappropriation suit using counsel of its own choice.

(c)          Any amounts recovered as a result of an action pursuant to Section 8.03(b) (Enforcement), whether by settlement or judgment, shall first be applied to reimbursement of all costs and expenses incurred by each Party in connection with such infringement or misappropriation suit, and the remainder shall be allocated as follows (i) with respect to amounts recovered by Galderma as the enforcing party, [***]; and (ii) with respect to amounts recovered by Sol-Gel as the enforcing party, [***].

(d)          In any event, at the request and the cost and expense of the Party bringing an infringement or misappropriation action under Section 8.03(b) (Enforcement), the other Party shall provide reasonable assistance in any such action as requested (including entering into a common interest agreement if reasonably deemed necessary by any Party) and be joined as a party to the suit if necessary for the initiating or defending Party to bring or continue such suit.  Neither Party may settle any action or proceeding brought under Section 8.03(b) (Enforcement), or knowingly take any other action in the course thereof, in a manner that materially adversely affects the other Party’s interest in any Licensed Patent Rights without the written consent of such other Party.  Each Party shall always have the right to be represented by counsel of its own selection and at its own expense in any suit or other action instituted by the other Party pursuant to Section 8.03(b) (Enforcement).

Section 8.04.          Defense of Third Party Infringement and Misappropriation Claims.

(a)          If a Third Party asserts that a Patent Right or other intellectual property right controlled by it in the Territory is infringed or misappropriated by a Party’s activities under this Agreement or if a Party becomes aware of a Patent Right or other intellectual property right that might form the basis for such a claim, then the Party first obtaining knowledge of such a claim or such potential claim shall immediately provide the other Party with notice thereof and the related facts in reasonable detail.  At Galderma’s request, the Parties shall discuss what commercially appropriate steps, if any, to take to avoid infringement or misappropriation of said Third Party Patent Right or other intellectual property right controlled by such Third Party in the Territory.

(b)          Subject to Section 8.06 (Trademark Enforcement and Defense), if a Third Party asserts that a Patent Right or other intellectual property right controlled by it in the Territory is infringed or misappropriated by the Manufacture, use, importation, offer for sale or sale of Licensed Product in the Territory, then Galderma shall have the first right, but not the obligation, to resolve any such claim, whether by obtaining a license from such Third Party or by defending itself against such Third Party assertion. Galderma shall be solely responsible for its defense of such action. Galderma shall keep Sol-Gel reasonably informed regarding such assertion and such defense. Subject to Sol-Gel’s indemnification obligations under Section 12.01 (Indemnification by Sol-Gel), Galderma shall bear all costs and expenses incurred in connection with its defense of any such Third Party assertion.

Section 8.05.          Notice of Actions; Settlement.  Galderma shall promptly inform Sol-Gel of any action or suit relating to Licensed Patent Rights and shall not enter into any settlement, consent judgment or other voluntary final disposition of any action relating to Licensed Patent Rights, including but not limited to appeals, without the prior written consent of Sol-Gel, such consent not to be unreasonably withheld or delayed.

Section 8.06.          Trademark Enforcement and Defense.

(a)          If either Party becomes aware of any Third Party activity that infringes any of the Licensed Trademark rights, then the Party becoming aware of such activity shall give prompt written notice to the other Party regarding such alleged infringement (collectively, “Trademark Infringement Activity”).

(b)          During the Term, Sol-Gel shall resolve any Trademark Infringement Activity related to the Licensed Trademark anywhere in the world at its own cost and expense, including the filing of an infringement suit using counsel of its own choice; provided, however, [***]  Sol-Gel will (i) keep Galderma reasonably informed regarding any such infringement suit (including by providing Galderma with drafts of each filing within a reasonable period before the deadline for such filing and promptly providing Galderma with copies of all final filings and correspondence relating thereto), and (ii) reasonably consult with Galderma on any such infringement suit.  Without limiting Sol-Gel’s obligations under this Section 8.06(b) (Trademark Enforcement and Defense), if Sol-Gel notifies Galderma that Sol-Gel will not take steps to enforce the Licensed Trademark rights in the Territory against Trademark Infringement Activity, or fails to bring an action to resolve such Trademark Infringement Activity in the Territory or to initiate a suit with respect thereto by the date that is [***] days before any deadline for taking action to avoid any loss of material enforcement rights or remedies, then Galderma will have the right, but not the obligation, to attempt to resolve such Trademark Infringement Activity by taking commercially appropriate steps at Sol-Gel’s sole cost and expense, including the filing of an infringement suit using counsel of Galderma’s own choice.

(c)          Any amounts recovered by a Party as a result of an action pursuant to Section 8.06(b) (Trademark Enforcement and Defense), whether by settlement or judgment, shall be [***]

(d)          In any event, at the request and the cost and expense of the Party bringing an infringement action under Section 8.06(b) (Trademark Enforcement and Defense), the other Party shall provide reasonable assistance in any such action as requested (including entering into a common interest agreement if reasonably deemed necessary by any Party) and be joined as a party to the suit if necessary for the initiating or defending Party to bring or continue such suit.  Neither Party may settle any action or proceeding brought under Section 8.06(b) (Trademark Enforcement and Defense), or knowingly take any other action in the course thereof, in a manner that materially adversely affects the other Party’s interest in the Licensed Trademark without the written consent of such other Party.  Each Party shall always have the right to be represented by counsel of its own selection and its own expense in any suit or other action instituted by the other Party pursuant to Section 8.06(b) (Trademark Enforcement and Defense).

(e)          If a Third Party asserts that a Trademark controlled by it in the Territory is infringed by the use of the Licensed Trademark, then Sol-Gel shall use commercially reasonable efforts to resolve any such claim, whether by obtaining a license from such Third Party or by defending itself and Galderma against such Third Party assertion, provided that Galderma shall always have the right to be represented by counsel of its own selection and its own expense in any such suit or other action. Galderma shall keep Sol-Gel reasonably informed regarding such assertion and such defense. Subject to Sol-Gel’s indemnification obligations under Section 12.01 (Indemnification by Sol-Gel), Galderma shall bear all costs and expenses incurred in connection with its defense of any such Third Party assertion.

Section 8.07.          Orange Book Listings.  During the Term, [***] shall have the right, at its sole discretion, to decide whether to list with the applicable regulatory authorities within the Territory any applicable patent of the Licensed Patent Rights covering any Licensed Product. Such listings may include so-called “Orange Book” listings required under the Hatch-Waxman Act or any similar statutory or regulatory requirement in the Territory. At least [***] days prior to any submission of a patent within the Licensed Patent Rights covering any Licensed Product in the Orange Book, [***] shall notify [***] of the Licensed Patent Rights that it intends to so list in the Orange Book. Upon [***] reasonable written request, [***] will list any additional Licensed Patent Rights with respect to the Licensed Products in the Orange Book at [***] cost and expense. [***] shall have the right, at its sole discretion, to decide whether to list with the applicable Regulatory Authorities any applicable Patent Rights [***] Covering any Licensed Product.

ARTICLE IX

ADVERSE DRUG EVENTS AND REPORTS

Section 9.01.          Adverse Event Reporting.  Each Party shall maintain a record of all non-medical and medical product-related complaints it receives with respect to the Licensed Product.  Each Party shall notify the Alliance Managers of any Adverse Event (as such term will be defined in the Safety Data Exchange Agreement) received by it in sufficient detail, and shall provide the Alliance Managers with copies of any safety reports or other submissions to any Regulatory Authority in connection with the reporting of Adverse Events, in each case, in accordance with the timeframes and procedures for reporting established by the Parties within the Safety Data Exchange Agreement, and in any event in sufficient time to allow each Sol-Gel Entity and their respective sublicensees (with regards to Sol-Gel Entity’s sublicensees, solely to the extent such sublicensees are subject to similar obligations under this Section 9.01 (Adverse Event Reporting)) and each Galderma Entity to comply with any and all regulatory requirements imposed upon it.  The Party that holds the applicable Regulatory Filing(s) in the Territory shall be responsible for reporting Adverse Events related to the Licensed Product in the Territory as soon as reasonably practicable.  All such responses shall be made in accordance with the procedures established pursuant to applicable Law and all applicable guidelines.

Section 9.02.          Safety Data Exchange Agreement.  Within [***] days after the Effective Date (unless otherwise agreed by the Parties), the Parties shall enter into an agreement setting forth worldwide safety and pharmacovigilance procedures for the Parties with respect to the Licensed Product, such as the receipt, investigation, sharing, exchange and reporting of safety data, product complaints, product recalls, adverse events and any other information related to the safety of the Licensed Product (the “Safety Data Exchange Agreement”), which Safety Data Exchange Agreement may be an amendment to an already existing agreement between the Parties regarding the exchange of such safety data for another product.  The Safety Data Exchange Agreement shall describe the coordination of collection, investigation, reporting, and exchange of information concerning adverse events or any other safety information, and Licensed Product quality and Licensed Product complaints involving adverse events, sufficient to permit each Party and its Affiliates and sublicensees to comply with their respective legal obligations.  The Parties shall promptly update the Safety Data Exchange Agreement if required by changes in applicable Law.  Each Party shall comply with its respective obligations under the Safety Data Exchange Agreement and shall cause its Affiliates and sublicensees to comply with such obligations.  In the event of any inconsistency between the provisions of the Safety Data Exchange Agreement and the provisions of this Agreement, the terms of the Safety Data Exchange Agreement shall govern with respect to patient safety matters.

ARTICLE X

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 10.01.          Mutual Representations and Warranties.  Each of Galderma and Sol-Gel hereby represents and warrants to the other Party as of the Effective Date that:

(a)          it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder;

(b)          (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms;

(c)          it is not a party to any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under this Agreement;

(d)          no consent, approval or agreement of any person or Governmental Authority is required to be obtained in connection with the execution and delivery of this Agreement;

(e)          none of such Party’s employees, consultants or contractors has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act, or is subject to any similar sanction of any other Governmental Authority outside of the U.S., and neither it nor any of its Affiliates has used, in any capacity, any person or entity who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction inside or outside of the U.S.; and

(f)          it is not aware of any Government Official or Other Covered Party having any financial interest in the subject matter of this Agreement or in any way personally benefiting, directly or indirectly, from this Agreement.

Section 10.02.          Mutual Covenants.  Each of Galderma and Sol-Gel hereby covenants to the other Party that:

(a)          it will not knowingly engage, in any capacity in connection with this Agreement or any ancillary agreement, any person or entity who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any similar sanction inside or outside of the U.S., and such Party shall inform the other Party in writing promptly upon such Party’s becoming aware that any person or entity engaged by such Party who is performing services under this Agreement, or any ancillary agreement, is debarred or is the subject of a conviction described in Section 306 of the FD&C Act or any similar sanction inside or outside of the U.S., or that any action, suit, claim, investigation or legal or administrative proceeding is pending or, to such Party’s knowledge, is threatened, relating to any such debarment or conviction of a Party, any of its Affiliates or any such person or entity performing services hereunder or thereunder;

(b)          during the Term, it will not make any commitment to any Third Party in conflict with the rights or licenses granted by it to the other Party hereunder; and

(c)          it will comply with all applicable Laws in all material respects in performing its activities hereunder and shall ensure such compliance by its Affiliates.

Section 10.03.          Additional Sol-Gel Warranties.  Sol-Gel hereby represents and warrants to Galderma that as of the Effective Date:

(a)          Sol-Gel solely owns or Controls the entire right, title, and interest in and to the Licensed Technology and the Licensed Trademark free and clear of any mortgages, pledges, liens, security interests, options, conditional and installment sale agreements, encumbrances, charges, or claims of any kind;

(b)          neither Sol-Gel nor its Affiliates own or hold rights to any Patents Rights, Know-How, Regulatory Filings, or other Regulatory Documents related to the Licensed Product in the Territory or that are otherwise necessary, or reasonably useful, to enable Galderma to perform its obligations hereunder, in each case, that Sol-Gel or its Affiliates do not Control;

(c)          Sol-Gel and its Affiliates have not, prior to the Effective Date, entered into any written agreement with a Third Party under which Sol-Gel and its Affiliates has granted any rights in or to its ownership interest in the Licensed Technology that are inconsistent with the rights or licenses granted to Galderma under this Agreement;

(d)          there are no amounts that will be required to be paid to a Third Party as a result of Galderma’s Manufacture or Commercialization of, or performance of Medical Affairs with respect to, Licensed Product that arise out of any agreement to which Sol-Gel or any of its Affiliates is a party;

(e)          Schedule 1.26 (Licensed Patents) contains a list of all Patent Rights owned, Controlled, or otherwise held for use by Sol-Gel as of the Effective Date that are necessary or reasonably useful to Manufacture, Commercialize, or perform Medical Affairs with respect to the Licensed Product in the Field in the Territory;

(f)          all of the issued Patent Rights on Schedule 1.26 (Licensed Patents) are in full force and effect, and, to the best of Sol-Gel’s knowledge, are not invalid or unenforceable, in whole or in part;

(g)          the Licensed Patent Rights are being diligently prosecuted in the respective patent offices in the Territory in accordance with applicable Law, and the Licensed Patent Rights have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment;

(h)          Sol-Gel and its Affiliates have complied in all material respects with all applicable Laws in connection with the prosecution of the Licensed Patent Rights, including the duty of candor owed to any patent office pursuant to such Laws;

(i)          to Sol-Gel’s knowledge, there has been no past, and there currently is no pending, claim, action, or proceeding challenging the validity or enforceability of any of the Licensed Patent Rights listed in Schedule 1.26 (Licensed Patents) or the Licensed Trademark or alleging that the Development, Manufacture, or Commercialization of, or performance of Medical Affairs with respect to, the Licensed Product or its ingredients infringes or misappropriates any patent rights or other intellectual property rights of any Third Party;

(j)          neither Sol-Gel nor any of its Affiliates has received any written notification from a Third Party, and Sol-Gel has no knowledge, that the research, development, manufacture, use, sale, offer for sale, distribution, importation, exportation, commercialization, performance of medical affairs with respect to, or other exploitation of Licensed Product in the Territory has infringed or misappropriated, or would infringe or misappropriate, any Patent Right, Know-How or other intellectual property right owned or controlled by such Third Party;

(k)          to Sol-Gel’s knowledge, no Third Party has infringed or misappropriated, or is currently infringing or misappropriating or threatening to infringe or misappropriate, any of the Licensed Technology;

(l)          Sol-Gel and its Affiliates have not received written notice of any investigations, inquiries, actions, or other proceedings pending before or threatened by any Regulatory Authority or other Governmental Authority in the Territory with respect to the Licensed Product in the Territory (except for any such notice that would not have a material effect on the Licensed Product in the Territory and that was delivered so recently before the Effective Date so as to not afford a reasonable opportunity for Sol-Gel’s management to have become aware of such notice before the Effective Date);

(m)          Sol-Gel has furnished or made available to Galderma or its agents or representatives (i) all information requested by Galderma in writing, (ii) all [***] data existing as of the Effective Date that Sol-Gel deems in its reasonable discretion to be material, and (iii) all [***] that Sol-Gel deems in its reasonable discretion to be material, in each case ((i) through (iii)), concerning the Licensed Product or the Licensed Technology.  To Sol-Gel’s knowledge, all such information, data, [***] is accurate, complete, and true in all material respects at the time of disclosure to Galderma;

(n)          to Sol-Gel’s knowledge, there is no existing scientific fact or circumstance that would materially adversely affect the safety, efficacy, or market performance of the Licensed Product and that Sol-Gel has not communicated to Galderma; and

(o)          Sol-Gel has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the Licensed Know-How, and to Sol-Gel’s knowledge, no Third Party has any Licensed Know-How in its possession or control that is not subject to continuing obligations of confidentiality owed to Sol-Gel or any of its Affiliates, and to Sol-Gel’s knowledge, no breach of such confidentiality has been committed by any Third Party.

Section 10.04.          Anti-Corruption.

(a)          Anti-Corruption Provisions.  Each Party represents and warrants to the other Party that such Party has not, directly or indirectly, offered, promised, paid, authorized or given, and each Party agrees that such Party will not, in the future, offer, promise, pay, authorize, or give, money or anything else of value, directly or indirectly, to any Government Official (as defined below) or Other Covered Party (as defined below) for the purpose, pertaining to this Agreement, of: (i) influencing any act or decision of such Government Official or Other Covered Party; (ii) inducing such Government Official or Other Covered Party to do or omit to do an act in violation of a lawful duty; (iii) securing any improper advantage; or (iv) inducing such Government Official or Other Covered Party to influence the act or decision of a Governmental Authority, in order to obtain or retain business, or direct business to, any person or entity, in each case, in any way related to this Agreement.

For purposes of this Agreement: (A) “Government Official” means any official, officer, employee or representative of: (1) any Governmental Authority, (2) any public international organization or any department or agency thereof, or (3) any company or other entity owned or controlled by any Governmental Authority; and (B) “Other Covered Party” means any political party or party official, or any candidate for political office.

(b)          Anti-Corruption Compliance.

(i)          In performing under this Agreement, each Party, on behalf of itself, its respective Affiliates and (in the case of Sol-Gel) other Sol-Gel Entities and (in the case of Galderma) other Galderma Entities, agrees to comply with all applicable anti-corruption Laws, including the Foreign Corrupt Practices Act of 1977, as amended from time to time (“FCPA”) and all anti-corruption Laws of the Territory.

(ii)          No Party, nor any Affiliate of any Party (and (in the case of Sol-Gel) no other Sol-Gel Entity and (in the case of Galderma) no other Galderma Entity), shall give, offer, promise or pay any political contribution or charitable donation at the request of any Government Official or Other Covered Party that is in any way related to this Agreement or any related activity.

(iii)          Each Party shall, in all cases, refrain from engaging in any activities or conduct that would cause the other Party to be in violation of the FCPA or any applicable anti-bribery Laws.  To the extent allowed by applicable Law, if a Party proposes to provide any information, data, or documentation to any Governmental or Regulatory Authority in respect of the Licensed Product that relates to or may result in a violation of the FCPA or any applicable anti-bribery Law, then it shall first obtain the prior written approval of the other Party, which will not be unreasonably withheld, and to the extent approved, shall provide such information, data or documentation in accordance with such other Party’s written instructions.

(iv)          Each Party agrees that should it learn or have reason to know of: (i) any payment, offer, or agreement to make a payment to a foreign official or political party for the purpose of obtaining or retaining business or securing any improper advantage for the other Party under this Agreement or otherwise, or (ii) any other development during the Term that in any way makes inaccurate or incomplete the representations, warranties, or certifications of such Party hereunder given or made as of the date hereof or at any time during the Term, relating to the FCPA, such Party will immediately advise such other Party in writing of such knowledge or suspicion and the entire basis known to such Party therefor.

(v)          Notwithstanding any other provisions contained in this Agreement, each Party agrees that full disclosure of information relating to a possible violation of the FCPA or the existence and terms of this Agreement, including the compensation provisions hereof, may be made at any time and for any reason to the U.S. government and its agencies, and to whomsoever the other Party determines has a legitimate need to know.

Section 10.05.          Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EITHER PARTY TO THE OTHER PARTY HEREIN ARE PROVIDED “AS IS” AND WITHOUT WARRANTY.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH OF THE PARTIES EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, OR ENFORCEABILITY OF THEIR RESPECTIVE INTELLECTUAL PROPERTY RIGHTS, AND NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

Section 10.06.          Limitation of Liability.  NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, EXEMPLARY, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES OR DAMAGES FOR LOSS OF PROFIT OR LOST OPPORTUNITY IN CONNECTION WITH THIS AGREEMENT, ITS PERFORMANCE OR LACK OF PERFORMANCE HEREUNDER, OR ANY LICENSE GRANTED HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  THE FOREGOING SHALL NOT LIMIT (A) [***], (B) [***] OR (C) [***]

ARTICLE XI

CONFIDENTIALITY

Section 11.01.          Generally.  During the Term and for a period of [***] thereafter, each Party (a) shall maintain in confidence all Confidential Information furnished to it by the other Party or any of the other Party’s Affiliates; (b) shall not use such Confidential Information for any purpose except to fulfill its obligations or exercise its rights under this Agreement; and (c) shall not disclose such Confidential Information to anyone other than those of its Affiliates, directors, investors, [***], subcontractors, prospective subcontractors, employees, consultants, financial or legal advisors, or other agents or contractors acting on its behalf in connection with this Agreement (collectively, “Representatives”) who are bound by written obligations of nondisclosure and non-use no less stringent than those set forth in this ARTICLE XI (Confidentiality) and to whom such disclosure, under this Agreement, is necessary in connection with the fulfillment of such Party’s obligations or exercise of such Party’s rights under this Agreement or in connection with bona fide financing or acquisition activities.  Each Party shall (i) ensure that such Party’s Representatives who receive any Confidential Information from the other Party (or any of such Party’s Affiliates) comply with the obligations set forth in this ARTICLE XI (Confidentiality) and (ii) be responsible for any breach of such obligations by any of its Representatives who receive from such Party (whether directly or indirectly through its Affiliates or other Representatives) any of the Confidential Information received from the other Party (or any of such Party’s Affiliates).  Without limiting the foregoing, Galderma shall not, during the Term or [***] thereafter, use Confidential Information of Sol-Gel in connection with [***]

Section 11.02.          Exceptions.  The obligations of confidentiality, non-disclosure, and non-use set forth in Section 11.01 (Generally) shall not apply to, and “Confidential Information” shall exclude, any information to the extent the receiving Party (the “Recipient”) can demonstrate that such information: (a) was in the public domain or publicly available at the time of disclosure to the Recipient or any of its Affiliates by the disclosing Party or any of its Affiliates pursuant to this Agreement, or thereafter enters the public domain or becomes publicly available, in each case, other than as a result of any disclosure by the Recipient or any of its Representatives in breach of this Agreement; (b) was lawfully known by the Recipient or any of its Representatives (as can be reasonably demonstrated) prior to the date of disclosure to the Recipient or any of its Representatives by the disclosing Party or any of its Affiliates pursuant to this Agreement; (c) is or was received by or made available to the Recipient or any of its Representatives on an unrestricted basis from a Third Party that the Recipient reasonably believed was rightfully in possession of such information and not under a duty of confidentiality to the disclosing Party or any of its Affiliates with respect to such information; or (d) is or was independently developed by or for the Recipient or any of its Representatives without reference to or reliance on the Confidential Information of the other Party or any of its Affiliates (as can be reasonably demonstrated).  Notwithstanding any provision to the contrary set forth in this Agreement, “Confidential Information” will not include any knowledge, technique, experience, or Know-How that is retained in the unaided memory of the Recipient or any of its authorized Representatives after having access to such Confidential Information (“Residual Knowledge”).  Any use made by the Recipient or its Representatives of any such Residual Knowledge is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed and at its sole risk.

Section 11.03.          Permitted Disclosures.  Notwithstanding any other provision to the contrary set forth in this Agreement, Recipient’s (or its Affiliates’) disclosure of the other Party’s (or any of such Party’s Affiliates’) Confidential Information shall not be prohibited if such disclosure: (a) is in response to a valid request or order of a court or other Governmental Authority, including the rules and regulations promulgated by the Securities and Exchange Commission (or similar foreign authority) or any other Governmental Authority; (b) is otherwise required by applicable Law or rules of a nationally or internationally recognized securities exchange or Nasdaq; (c) is made: (i) [***]; or (d) is made to patent offices in order to seek or obtain Patent Rights or to Regulatory Authorities in order to seek or obtain approval to conduct clinical trials or to gain Regulatory Approval with respect to the Licensed Product as contemplated by this Agreement, provided that such disclosure under this subsection (d) may be made only to the extent reasonably necessary to seek or obtain such Patent Rights or Regulatory Approvals, and the Recipient (or its applicable Affiliate(s)) shall use reasonable efforts to obtain confidential treatment of such information.  If a Recipient is required to disclose Confidential Information pursuant to Section 11.03(a) (Permitted Disclosures) or Section 11.03(b) (Permitted Disclosures), then prior to any such disclosure, the Recipient shall, to the extent legally permitted and practicable, provide the disclosing Party with prior written notice of such disclosure in order to permit the disclosing Party to seek a protective order or other confidential treatment of such disclosing Party’s Confidential Information, and in the event of the disclosing Party’s failure to obtain such protective order, the Recipient shall only disclose that information which is legally required to be disclosed.

Section 11.04.          Publicity.  The Parties will issue a joint press release in connection with this Agreement in substantially the form attached hereto as Schedule 11.04 (Press Release).  The Parties recognize that each Party may from time to time desire to issue other press releases and make other public statements or public disclosures in respect of this Agreement, including the Development or Commercialization of, or performance of Medical Affairs with respect to, Licensed Product in the Territory during the Term (each, a “Public Statement”).  If a Party desires to make a Public Statement (an “Issuing Party”), then it shall provide the other Party a copy of such Public Statement at least [***] prior to the date it desires to make such public disclosure. An Issuing Party shall not issue a Public Statement without the other Party’s prior written approval, which advance approval shall not be unreasonably withheld, conditioned or delayed.  Once the form of any Public Statement has been approved in accordance with this Section 11.04 (Publicity), then the Issuing Party may appropriately communicate information contained in such permitted Public Statement.  Notwithstanding anything to the contrary in this Section 11.04 (Publicity), nothing in this Section 11.04 (Publicity) shall be deemed to limit either Party’s rights under Section 11.03 (Permitted Disclosures) or either Party’s ability to issue press releases or make other public statements or public disclosures required by applicable Law or rules of a nationally or internationally recognized securities exchange or Nasdaq, provided that such statement or disclosure is made in accordance with Section 11.03 (Permitted Disclosures).

Section 11.05.          Publications.

(a)          General.  Sol-Gel acknowledges Galderma’s interest in publishing certain key results of Galderma’s Commercialization of Licensed Product in the Field in the Territory.  Galderma recognizes the mutual interest in obtaining valid patent protection and Sol-Gel’s interest in protecting its proprietary information.  Consequently, except for disclosures permitted pursuant to Section 11.02 (Exceptions), Section 11.03 (Permitted Disclosures), Section 11.04 (Publicity), or Section 11.05(b) (Top-Level Data Subset Readouts), if Galderma wishes to make a publication or public presentation with respect to its Commercialization of Licensed Product in the Field in the Territory, then Galderma shall deliver to Sol-Gel a copy of the proposed written publication or presentation at least [***] prior to submission for publication or presentation. Galderma will redact all of Sol-Gel’s Confidential Information if requested by Sol-Gel.  If Sol-Gel requests a delay in publication or presentation in order to protect patentable information, then Galderma shall delay submission or presentation for a reasonable period of time (but no longer than [***], except as the Parties may otherwise agree) to enable Sol-Gel to file patent applications protecting Sol-Gel’s rights in such information.

(b)          Top-Level Data Subset Readouts.  Notwithstanding any provision to the contrary set forth in this Agreement, Galderma may publish in its promotional materials readouts of the top-level results of any analysis by Galderma of various subsets of data from clinical study reports involving the Licensed Product [***]; provided that such publication does not, in Galderma’s good faith belief, [***] that would be (i) [***] or (ii) [***].  For the avoidance of doubt, this Section 11.05(b) (Top-Level Data Subset Readouts) shall not be construed to permit Galderma to publish the detailed clinical study report upon which such top-level results are based [***].

Section 11.06.          Injunctive Relief.  Each Party acknowledges and agrees that there may be no adequate remedy at law for any breach of its obligations under this ARTICLE XI (Confidentiality), that any such breach may result in irreparable harm to the other Party and, therefore, that upon any such breach or any threat thereof, such other Party may seek appropriate equitable relief in addition to whatever remedies it might have at law, without the necessity of showing actual damages.

ARTICLE XII

INDEMNIFICATION & INSURANCE

Section 12.01.          Indemnification by Sol-Gel.  Sol-Gel shall indemnify, hold harmless, and defend any Galderma Entity and any of their sublicensees and their respective directors, officers, and employees (the “Galderma Indemnitees”) from and against any and all liabilities, expenses, costs, damages, deficiencies, obligations or losses (including reasonable attorneys’ fees, court costs, witness fees, damages, judgments, fines and amounts paid in settlement) (“Losses”) incurred in connection with any and all Third Party suits, claims, actions or demands (“Claims”) to the extent that such Claims arise out of (a) any breach of this Agreement by Sol-Gel or its Affiliates, (b) the Development, Manufacture, or Commercialization of, or performance of Medical Affairs with respect to, the Licensed Product anywhere in the world by or on behalf of any Sol-Gel Entity or their sublicensees, or (c) the gross negligence, fraud, or willful misconduct of any Sol-Gel Indemnitee in connection with the performance of this Agreement.  Notwithstanding the foregoing, Sol-Gel shall not have any obligation to indemnify the Galderma Indemnitees to the extent that the applicable Claims or Losses arise out of any activities set forth in Section 12.02 (Indemnification by Galderma) for which Galderma is obligated to indemnify Sol-Gel or any other Sol-Gel Indemnitees.

Section 12.02.          Indemnification by Galderma.  Galderma shall indemnify, hold harmless and defend any Sol-Gel Entity and any of their sublicensees, and their respective directors, officers, and employees (the “Sol-Gel Indemnitees”) from and against any and all Losses incurred in connection with any and all Claims to the extent that such Claims arise out of (a) any breach of this Agreement by Galderma or its Affiliates, (b) the Manufacture or Commercialization of, or performance of Medical Affairs with respect to, the Licensed Product in the Territory by or on behalf of any Galderma Entity, or (c) the gross negligence, fraud, or willful misconduct of any Galderma Indemnitee in connection with the performance of this Agreement.  Notwithstanding the foregoing, Galderma shall not have any obligation to indemnify the Sol-Gel Indemnitees to the extent that the applicable Claims or Losses arise out of any activities set forth in Section 12.01 (Indemnification by Sol-Gel) for which Sol-Gel is obligated to indemnify Galderma or any other Galderma Indemnitees.

Section 12.03.          Procedure.  In the event of a claim by a Third Party against a Galderma Indemnitee or a Sol-Gel Indemnitee entitled to indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall promptly notify the Party obligated to provide such indemnification (“Indemnifying Party”) in writing of the claim, provided that no delay on the part of the Indemnified Party in giving such notice shall relieve the Indemnifying Party of any indemnification obligation unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby, and the Indemnifying Party, without admission of the other Party’s fault, shall undertake and solely manage and control, at its sole expense and with counsel of its own choosing, the defense of the claim and its settlement.  The Indemnified Party shall reasonably cooperate with the Indemnifying Party with respect to such defense and settlement.  The Indemnified Party may, at its option and its sole cost and expense, be represented in any such action or proceeding by counsel of its choice.  The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent.  The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto and does not impose any obligations on the Indemnified Party, unless the Indemnified Party otherwise agrees in writing.  No Indemnified Party may settle any claim for which it is being indemnified under this Agreement without the Indemnifying Party’s prior written consent.

Section 12.04.          Insurance.  Galderma and Sol-Gel each represent and warrant that they currently have, and will maintain during the Term, adequate insurances at their own expense and in accordance with usual industry standards to support their respective liabilities and obligations assumed under, arising out of, and in connection with, this Agreement.  Galderma and Sol-Gel agree that such insurance may be provided by way of self-insurance to the same extent without violation or breach of the foregoing.

ARTICLE XIII

TERM AND TERMINATION

Section 13.01.          Term.  The term of this Agreement shall begin on the Effective Date and, unless earlier terminated in accordance with the terms of this ARTICLE XIII (Term and Termination), will expire upon the fifth (5th) anniversary of the First Commercial Sale of Licensed Product in the Territory (the “Initial Term”).  Notwithstanding the foregoing, the Parties may renew the term by written agreement of the Parties. At Galderma’s request, during the [***] [***] period immediately preceding the [***] anniversary of the First Commercial Sale of Licensed Product in the Territory (or at such other time, or for such longer period of time, as the Parties may otherwise agree) (the “Renewal Discussion Period”), the Parties will engage in exclusive, good faith discussions regarding the renewal of this Agreement for additional term(s) (each, an “Additional Term” and together with the Initial Term, the “Term”), and until the conclusion of such Renewal Discussion Period, Sol-Gel shall not discuss with any Third Party the terms on which Sol-Gel might grant rights to Commercialize the Licensed Product in the Field in the Territory.

Section 13.02.          Termination at Will by Galderma.  At any time during the Term, Galderma may terminate this Agreement for any or no reason upon giving [***] notice to Sol-Gel.  Should Galderma exercise such termination right prior to the Refund Date, it will not be entitled to a refund of any amounts previously paid to Sol-Gel pursuant to Section 7.01 (Upfront Payment).

Section 13.03.          Termination for Failure to Receive Regulatory Approval.  In the event that the Licensed Product does not receive Regulatory Approval from the FDA in the Territory on or before March 31, 2022, Galderma may, in its sole discretion, terminate this Agreement immediately upon delivery of written notice to Sol-Gel no later than thirty (30) days after such date.

Section 13.04.          Termination for Breach.  Subject to the terms and conditions of this Section 13.04 (Termination for Breach), a Party (the “Non-Breaching Party”) shall have the right, in addition to any other rights and remedies available to such Party at law or in equity, to terminate this Agreement in the event the other Party (the “Breaching Party”) is in material breach of this Agreement.  The Non-Breaching Party shall first provide written notice to the Breaching Party, which notice shall identify with particularity the alleged breach (the “Breach Notice”).  With respect to material breaches of any payment provision hereunder, the Breaching Party shall have a period of [***] days after such Breach Notice is provided to cure such breach.  With respect to all other material breaches, the Breaching Party shall have a period of [***] days after such Breach Notice is provided to cure such breach, provided that if the Breaching Party demonstrates good faith efforts to execute a plan reasonably calculated to cure such breach within [***] days thereafter, then such cure period shall be extended by an additional [***] days.  If a material breach for which a Breach Notice is provided is not cured within the applicable period set forth above, then the Non-Breaching Party may, at its election, terminate this Agreement upon written notice to the Breaching Party.  If a Non-Breaching Party provides a Breach Notice to the Breaching Party pursuant to this Section 13.04 (Termination for Breach) and the Breaching Party disputes the existence of a material breach in good faith, then the Breaching Party may refer such dispute to the dispute resolution process set forth in ARTICLE XIV (Dispute Resolution; Governing Law).  The [***] day cure period set forth in this Section 13.04 (Termination for Breach) shall be tolled during the pendency of such dispute, and all of the terms of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder during such pendency.

Section 13.05.          Termination for Bankruptcy and Rights in Bankruptcy.

(a)          To the extent permitted under applicable Law, if, at any time during the Term, an Event of Bankruptcy (as defined below) relating to either Party (the “Bankrupt Party”) occurs, then the other Party (the “Other Party”) shall have, in addition to all other legal and equitable rights and remedies available to such Other Party, the option to terminate this Agreement upon written notice to the Bankrupt Party.  It is agreed and understood that, if the Other Party does not elect to terminate this Agreement upon the occurrence of an Event of Bankruptcy, then, except as may otherwise be agreed with the trustee or receiver appointed to manage the affairs of the Bankrupt Party, the Other Party shall continue to make all payments required of it under this Agreement as if the Event of Bankruptcy had not occurred, and the Bankrupt Party shall not have the right to terminate any license granted herein.  The term “Event of Bankruptcy” means: (i) filing, in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Bankrupt Party or of its assets, (ii) making an assignment for the benefit of creditors, (iii) appointing or suffering appointment of a receiver or trustee over substantially all of a Party’s property that is not discharged within [***] days after such appointment, or (iv) being served with an involuntary petition against the Bankrupt Party, filed in any insolvency proceeding, where such petition is not dismissed within [***] days after the filing thereof.

(b)          All rights and licenses granted under or pursuant to this Agreement by Galderma and Sol-Gel are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that the Parties, as sublicensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction.

Section 13.06.          Termination for Patent Challenge.  Except to the extent the following is unenforceable under applicable Law, Sol-Gel shall have the right to terminate this Agreement in its entirety upon written notice to Galderma in the event that any Galderma Entity, individually or in association with any other person or entity, directly or indirectly, commences or continues to participate in a legal action challenging the validity, enforceability, or scope of any of the Licensed Patent Rights set forth on Schedule 1.26 (Licensed Patents) (a “Patent Challenge”) [***].  Notwithstanding any provision to the contrary set forth herein, this Section 13.06 (Termination for Patent Challenge) will not apply to, and Sol-Gel may not terminate this Agreement with respect to, (a) any affirmative defense or other validity, enforceability, or non-infringement challenge with respect to a Licensed Patent Right, whether in the same action or in any other agency or forum of competent jurisdiction, advanced by a Galderma Entity in response to any claim or action for patent infringement with respect to such Licensed Patent Right brought in the first instance by or on behalf of a Sol-Gel Entity or any Third Party designated by a Sol-Gel Entity to initiate such claim or action; (b) any claim or proceeding that would otherwise be a Patent Challenge hereunder to the extent commenced by a Third Party that after the Effective Date becomes an Affiliate of Galderma during the Term as a result of a change of control, merger, or acquisition of, with, or by Galderma, provided that such claim or proceeding commenced prior to the closing of such change of control, merger, or acquisition; (c) any Patent Challenge that is commenced by a sublicensee of Galderma hereunder if Galderma (i) causes such Patent Challenge to be withdrawn, terminated, or dismissed (or in the case of ex‑parte proceedings, multi‑party proceedings or other Patent Challenges in which Galderma does not have the power to unilaterally cause the Patent Challenge to be withdrawn, causes such sublicensee to withdraw as a party from such Patent Challenge and to cease actively assisting any other party to such Patent Challenge) or (ii) terminates such sublicensee’s sublicense to the Licensed Patent Right(s) being challenged by the sublicensee, in each case ((i) and (ii)) within ninety (90) days after Sol-Gel’s notice to Galderma under this Section 13.06 (Termination for Patent Challenge); (d) any Patent Challenge required to be commenced pursuant to a government order or applicable Law; or (e) the provision of documents or testimony in response to any court order in a valid legal process.

Section 13.07.          Effect of Termination.

(a)          In the event of expiration or termination of this Agreement for any reason:

(i)          all license grants in this agreement from Sol-Gel to Galderma shall terminate, except to the extent necessary for Galderma to exercise its rights and perform its obligations under this Section 13.07 (Effect of Termination);

(ii)          Galderma shall, in advance of and effective as of the effective date of termination, assign and transfer to Sol-Gel all Galderma Product Data, Regulatory Approvals, Regulatory Documents and Trademarks in its Control relating to the Licensed Product in the Territory, except to the extent necessary for Galderma to perform its continuing obligations under this Agreement until the effective date of such termination or to exercise its rights and perform its obligations under this Section 13.07 (Effect of Termination);

(iii)          [***], any then-existing inventory of Licensed Product in Galderma’s (and its Affiliates’ and sublicensees’) possession, [***] of such Licensed Product; provided, however, that in case of termination of this Agreement by Galderma pursuant to Section 13.04 (Termination for Breach), [***], all then-existing inventory of Licensed Product in Galderma’s (and its Affiliates’ and sublicensees’) possession [***] of such Licensed Product inventory. Notwithstanding any provision to the contrary set forth in this Agreement, with respect to any inventory of the Licensed Product that [***] upon expiration or termination of this Agreement pursuant to this Section 13.07(a)(iii) (Effect of Termination), for a period of [***] following any expiration or termination of this Agreement (as applicable) (“[***] Period”), Galderma shall be [***].  Upon the conclusion of such [***] Period, Sol-Gel shall, at its option, either (a) extend the [***] Period by [***] by providing prompt written notice to Galderma, or (b) [***], all then-existing inventory of the Licensed Product in Galderma’s (and its Affiliates’ and sublicensees’) possession [***] remaining at such time, [***]; provided that if, following the conclusion of such Sell-Off Period, Sol-Gel has given notice to Galderma that it intends to [***] pursuant to the foregoing clause (b), then such [***] Period will be automatically further extended until [***];

(iv)          at Sol-Gel’s request, (a) any existing agreements between Galderma or its Affiliates and any Third Party [***], and (b) all of Galderma’s and its Affiliates’ rights, title and interests therein and thereto, shall at Sol-Gel’s option be terminated or assigned and transferred to Sol-Gel or its designee, in each case, to the extent freely terminable, assignable or transferable (as applicable) without liability or monetary damages pursuant to the terms thereof (and for any such agreement that by its terms cannot be so assigned, Galderma shall reasonably cooperate with Sol-Gel to seek the transfer of the benefits of such agreement to Sol-Gel);

(v)           upon Sol-Gel’s written request, Galderma shall, where freely assignable, assign all contract manufacturing, research service, or other vendor agreements related solely to the Licensed Product to Sol-Gel, or, where such agreements are not freely assignable, reasonably cooperate with Sol-Gel to seek the transfer of the benefits of such agreements to Sol-Gel;

(vi)          subject to the remainder of this Section 13.07(a)(vi) (Effect of Termination), in the event of expiration of this Agreement or termination of this Agreement by Sol-Gel pursuant to Section 13.04 (Termination for Breach) or by Galderma pursuant to Section 13.02 (Termination at Will by Galderma), if Galderma, either itself or through one of its Affiliates, has exercised its right to assume the Manufacture of Licensed Product for Commercialization in the Territory pursuant to Section 2.01(a)(i) (Grants of Licenses; Limitation) (and not through one or more CMOs), then, at Sol-Gel’s request, Galderma shall Manufacture and supply to Sol-Gel (or its Affiliate or other designee) Licensed Product for Commercialization in the Field in the Territory for a period not to exceed [***] following such expiration or termination, subject to terms to be agreed upon by the Parties as of the effective date of such expiration or termination.  If Sol-Gel requests that Galderma Manufacture and supply Licensed Product following expiration or termination of this Agreement in accordance with this Section 13.07(a)(vi) (Effect of Termination), then all licenses granted to Galderma by Sol-Gel under this Agreement will survive on a non-exclusive basis to the extent necessary for Galderma to satisfy its Manufacture and supply obligations under this Section 13.07(a)(vi) (Effect of Termination), and except as the Parties may otherwise agree, [***];

(vii)          unless this Agreement is terminated by Galderma for Sol-Gel’s material breach of this Agreement pursuant to Section 13.04 (Termination for Breach), Galderma shall remain responsible for all its non-cancellable Third Party obligations incurred with respect to the Licensed Product, except for any such obligations assigned to and assumed by Sol-Gel pursuant to Section 13.07(a)(iv) (Effect of Termination) or Section 13.07(a)(v) (Effect of Termination); and

(viii)          Galderma shall cooperate with Sol-Gel and provide reasonable assistance in effecting the efficient transfer of regulatory and commercial responsibility for the Licensed Product in the Territory to Sol-Gel and to ensure a smooth transition while minimizing interruptions and delays in the conduct of such transition.

Galderma shall perform its obligations under this Section 13.07 (Effect of Termination) at its own cost and expense, except in the event that this Agreement is terminated by Galderma pursuant to Section 13.04 (Termination for Breach), in which case Sol-Gel shall be responsible for such costs and expenses.

Section 13.08.          Survival; Accrued Rights.  The following articles and sections of this Agreement shall survive expiration or early termination for any reason: ARTICLE I (Definitions), ARTICLE VII (Payments) (solely to the extent any payments became payable prior to the effective date of such expiration or termination), Section 8.01 (Ownership of Intellectual Property), Section 8.02 (Prosecution of Patent Rights), Section 8.03 (Enforcement), Section 8.04 (Defense of Third Party Infringement and Misappropriation Claims), Section 8.06 (Trademark Enforcement and Defense), Section 10.05 (Disclaimer), Section 10.06 (Limitation of Liability), ARTICLE XI (Confidentiality), Section 12.01 (Indemnification by Sol-Gel), Section 12.02 (Indemnification by Galderma), Section 12.03 (Procedure), Section 12.04 (Insurance), Section 13.07 (Effect of Termination), Section 13.08 (Survival; Accrued Rights), Section 14.03 (Choice of Law), Section 14.04 (Language), and ARTICLE XVI (Miscellaneous). In any event, expiration or termination of this Agreement shall not relieve either Party of any liability which accrued hereunder prior to the effective date of such expiration or termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement occurring prior to such expiration or termination.

ARTICLE XIV

DISPUTE RESOLUTION; GOVERNING LAW

Section 14.01.          Executive Officers; Disputes. Each Party shall ensure that an executive officer is designated for such Party at all times during the Term for dispute resolution purposes (each such individual, such Party’s “Executive Officer”), and shall promptly notify the other Party of its initial, or any change in its, Executive Officer.  Unless otherwise set forth in this Agreement, if a dispute arises between the Parties under this Agreement, then the Parties shall refer such dispute to the Executive Officers, who shall attempt in good faith to resolve such dispute.  If the Executive Officers are unable to resolve such dispute within [***] days after such dispute has been referred to them under this Section 14.01 (Executive Officers; Disputes), then such dispute shall be referred to the dispute resolution process set forth in Section 14.02 (Arbitration).

Section 14.02.          Arbitration. Subject to Section 14.02(d) (Intellectual Property Disputes), any disputes, claims, or controversies in connection with this Agreement, including any questions regarding its formation, existence, validity, enforceability, performance, interpretation, breach or termination, that are not resolved in accordance with Section 14.01 (Executive Officers; Disputes) shall be referred to and finally resolved by binding arbitration administered by the ICC International Court of Arbitration (“ICC”), in accordance with the then-current rules of the ICC (the “Rules”), which rules are deemed to be incorporated by reference into this Section 14.02 (Arbitration), in the manner described below; provided that, prior to commencing arbitration or other legal proceedings with respect to any disputes, claims or controversies in connection with this Agreement, the Executive Officers of both Parties shall discuss in good faith such disputes, claims or controversies for at least [***] pursuant to Section 14.01 (Executive Officers; Disputes).

(a)          Arbitration Request.  If a Party intends to begin an arbitration to resolve a dispute arising under this Agreement, then such Party shall provide written notice (the “Arbitration Request”) to the other Party of such intention and the issues for resolution.

(b)          Additional Issues.  Within [***] after the receipt of an Arbitration Request, the other Party may, by written notice, add additional issues for resolution by providing written notice thereof to the Party that originally issues the Arbitration Request.

(c)          General Arbitration Procedure for Disputes.  The seat of arbitration will be in New York, New York, and the arbitration will be conducted in the English language.  No Party will challenge the jurisdiction or venue provisions as provided in this Agreement.  The arbitration will be conducted by a single arbitrator, who will be appointed according to the Rules or by mutual agreement of the Parties and who must be an attorney admitted to practice law in the State of New York.  The arbitral award shall be final, definitive and binding on the Parties and their successors and permitted assigns.  The Parties reserve the right to apply to a competent judicial court to obtain urgent remedies to protect rights before establishment of the arbitration panel, without such recourse being considered as a waiver of arbitration.  Except as otherwise determined by the arbitrator, the Parties shall each bear half of the fees and expenses of the arbitrator and the ICC, and each Party shall bear the costs and fees of its attorneys. Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect such Party’s name, Confidential Information, Know-How, intellectual property rights, or any other proprietary right or otherwise to avoid irreparable harm.  If the issues in dispute involve scientific or technical matters, then any arbitrator chosen hereunder shall have educational training or experience sufficient to demonstrate a reasonable level of knowledge in the field of biotechnology and pharmaceuticals.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The Parties intend that each award rendered by an arbitrator hereunder shall be entitled to recognition and enforcement under the United Nations Convention on the Recognition and Enforcement of Arbitral Awards (New York, 1958).

(d)          Intellectual Property Disputes.  Notwithstanding the other provision of Section 14.02 (Arbitration), unless otherwise agreed by the Parties, a dispute between the Parties relating to the validity or enforceability of any Patent Right shall not be subject to arbitration and shall be submitted to a court or patent office of competent jurisdiction in the relevant country or jurisdiction in which such patent was issued or, if not issued, in which the underlying patent application was filed.

Section 14.03.          Choice of Law.  This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder, shall be construed under and governed by the laws of the State of New York, exclusive of and without regard to its conflicts of laws principles; provided, however, that any dispute between the Parties hereunder relating to inventorship shall be resolved based on an independent inventorship analysis under the United States patent law. This Agreement shall not be governed by the provisions of the United Nations Convention on Contracts for the International Sale of Goods.

Section 14.04.          Language.  This Agreement has been prepared and executed in the English language, and the English language shall control its interpretation in all respects.  All consents, notices, reports and other written documents to be delivered or provided by a Party under this Agreement shall be in the English language, and, in the event of any conflict between the provisions of any document and the English language translation thereof, the terms of the English language translation shall control.

ARTICLE XV

ASSIGNMENT

Section 15.01.          Assignment.

(a)          Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party (and, for these purposes, a merger, sale of assets, operation of law or other similar transaction shall be deemed an assignment) without the prior written consent of the other Party.  Notwithstanding the foregoing, a Party may, without the other Party’s written consent, assign this Agreement and its rights and obligations hereunder in whole or in part to (i) an Affiliate or (ii) a Third Party that acquires, by or otherwise in connection with, a merger, sale of assets or otherwise, all or substantially all of the business of such assigning Party to which the subject matter of this Agreement relates; provided that the assignee agrees in writing to assume all of such assigning Party’s obligations under this Agreement.  A Party assigning this Agreement in accordance with this paragraph will remain responsible for the performance by its assignee of this Agreement or any obligations hereunder so assigned.

(b)          The terms of this Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties.  Any purported assignment in violation of this Section 15.01 (Assignment) will be null and void ab initio.

ARTICLE XVI

MISCELLANEOUS

Section 16.01.          Force Majeure.  If either Party shall be delayed in, interrupted in or prevented from the performance of any of its obligations hereunder by reason of force majeure, which may include any act of God, fire, flood, earthquake, storm, war (declared or undeclared), failure of plant or machinery, public disaster, epidemic, pandemic, spread of infectious disease, quarantine, state of emergency, act of terrorism, insurrection, riot, government act, order, ordinance, guideline or other similar action, strike or labor differences (other than strikes or labor disturbances involving a Party’s own employees), or a CMO’s failure to supply Licensed Product to Galderma as a result of any of the foregoing reasons, in each case outside of such Party’s reasonable control (each a “Force Majeure”), then such Party shall not be liable to the other Party therefor nor be deemed to have defaulted under or breached this Agreement as a result thereof, and the time for performance of such obligation shall be extended for a period equal to the duration of the Force Majeure which occasioned the delay, interruption or prevention.  [***].  In addition, a Force Majeure may include reasonable measures affirmatively taken by a Party or its Affiliates to respond to [***] or cessation of activities in response to [***].  The Party invoking the force majeure rights of this Section 16.01 (Force Majeure) must notify the other Party of the Force Majeure by courier or overnight dispatch (e.g., Federal Express) promptly following both the first and last days of the Force Majeure unless the Force Majeure renders such notification impossible or commercially impracticable, in which case notification will be made as soon as commercially practicable.  While the Force Majeure circumstance continues, the affected Party will undertake reasonable efforts necessary to mitigate and overcome such Force Majeure circumstances and resume normal performance of its obligations hereunder as soon as reasonably practicable under the circumstances, and will provide to the other Party on a monthly basis, or more frequently if requested by the other Party, written summaries of its mitigation efforts and its estimates of when normal performance under this Agreement will be able to resume.  If the delay resulting from the Force Majeure exceeds [***], then the other Party may terminate this Agreement immediately upon written notice to the Party invoking the force majeure rights of this Section 16.01 (Force Majeure).

Section 16.02.          Entire Agreement; Amendments.  This Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement between Sol-Gel or any of its Affiliates, on the one hand, and Galderma or any of its Affiliates, on the other hand, with respect to the subject matter hereof, supersedes all prior understandings and writings between Sol-Gel or any of its Affiliates, on the one hand, and Galderma or any of its Affiliates, on the other hand relating to such subject matter, and shall not be modified, amended or (subject to ARTICLE XIII (Term and Termination)) terminated, except by another agreement in writing executed by the Parties.

Section 16.03.          Severability.  If, under applicable Law, any provision of this Agreement is held invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision of this Agreement (such invalid or unenforceable provision, a “Severed Clause”), then it is agreed that this Agreement shall endure except for the Severed Clause.  The Parties shall consult one another and use their reasonable efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of this Agreement.

Section 16.04.          Interpretation.  (a) Whenever any provision of this Agreement uses the word “including,” “include,” “includes,” or “e.g.,” such word shall be deemed to mean “including without limitation” and “including but not limited to;” (b) “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word is used; (c) a capitalized term not defined herein but reflecting a different part of speech from that of a capitalized term which is defined herein shall be interpreted in a correlative manner; (d) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (e) the recitals set forth at the start of this Agreement, along with the Schedules and the Exhibits to this Agreement, and the terms and conditions incorporated in such recitals, Schedules and Exhibits, shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such recitals and Schedules and Exhibits and the terms and conditions incorporated in such recitals, Schedules and Exhibits; provided that, in the event of any conflict between the terms and conditions of the body of this Agreement and any terms and conditions set forth in such recitals, Schedules or Exhibits, the terms of the body of this Agreement shall control unless such recital, Schedule or Exhibit expressly states the intent of the Parties that such terms and conditions shall supersede the terms of the body of this Agreement; (f) in the event of any conflict between the terms and conditions of this Agreement and any terms and conditions that may be set forth on any order, invoice, verbal agreement or otherwise, the terms and conditions of this Agreement shall govern; (g) this Agreement shall be construed as if both Parties drafted it jointly, and shall not be construed against either Party as principal drafter; (h) unless otherwise provided, all references to Sections, Articles, Exhibits and Schedules in this Agreement are to Sections, Articles, Exhibits and Schedules of and to this Agreement; (i) any reference to any Law shall mean such Law as in effect as of the relevant time, including all rules and regulations thereunder and any successor Law in effect as of the relevant time, and including the then-current amendments thereto; (j) wherever used, the word “shall” and the word “will” are each understood to be imperative or mandatory in nature and are interchangeable with one another; (k) any reference herein to any person will be construed to include the person’s successors and assigns; (l) the captions and table of contents used herein are inserted for convenience of reference only and shall not be construed to create obligations, benefits or limitations; (m) the word “year” means any consecutive twelve (12) month period, unless otherwise specified; (n) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”; and (o) nothing in this Agreement shall require or be construed or interpreted to require a Party to violate any applicable Law.

Section 16.05.          Notices.  Except as expressly otherwise provided herein, any notice required or permitted to be given under this Agreement shall be in writing and shall be delivered by internationally recognized express courier or delivery service, or sent by facsimile or email and confirmed by registered or certified mailing, postage prepaid, return receipt requested, and in each case, addressed as follows (or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith):

If to Sol-Gel:

Sol-Gel Technologies Ltd.
7 Golda Meir St.
Ness Ziona 7403620
Israel
Attn: [***]

With a copy to (which shall not constitute notice for purposes of this Agreement):

[***]

If to Galderma:

Galderma SA
Rue d’Entre-deux-Villes 10
1814 La Tour-de-Peilz
Switzerland
Attn: General Counsel

With a copy to (which shall not constitute notice for purposes of this Agreement):

[***]

Any such notice shall be deemed to have been given (a) when delivered if personally delivered, (b) on receipt if sent by overnight courier, or (c) on receipt if sent by mail.

Section 16.06.          Agency.  Neither Party is, nor will be deemed to be, a partner, employee, agent or representative of the other Party for any purpose.  Each Party is an independent contractor of the other Party and the legal relationship between the Parties shall not constitute a partnership, joint venture or agency, including for all tax purposes.  Neither Party shall have the authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

Section 16.07.          No Waiver.  No waiver of a term, condition, covenant or provision of this Agreement shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term, condition, covenant or provision.  Except as may be expressly set forth herein, any omission or delay by either Party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, conditions, covenants or provisions hereof, by the other Party, shall not constitute a waiver of such Party’s rights to the enforcement of any of its rights under this Agreement.  Any waiver by a Party of a particular breach or default by the other Party shall not operate or be construed as a waiver of any subsequent or similar breach or default by the other Party, and any single or partial exercise of any particular right by a Party will not exhaust the same or constitute a waiver of any other right provided in this Agreement.

Section 16.08.          Cumulative Remedies.  Except as may be expressly set forth herein, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under applicable Law or in equity.

Section 16.09.          No Third Party Beneficiary Rights.  This Agreement is not intended to and shall not be construed to give any Third Party any interest, rights or remedies (including any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, other than (a) to the extent provided in Section 12.01 (Indemnification by Sol-Gel), the Galderma Indemnitees and (b) to the extent provided in Section 12.02 (Indemnification by Galderma), the Sol-Gel Indemnitees.

Section 16.10.          Performance by Affiliates. Subject to Section 7.09 (Methods of Payment), either Party may use one or more of its Affiliates to perform its obligations and duties and exercise its rights hereunder; provided that each Party shall cause such of its Affiliates to comply with the provisions of this Agreement in connection with such performance or exercise and shall remain liable hereunder for the prompt payment and performance of all of its obligations hereunder.

Section 16.11.          Further Assurances and Actions.  The Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary to consummate or implement expeditiously the express purposes and intent contemplated by this Agreement.

Section 16.12.          Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall be regarded as one and the same instrument.  Each Party may execute this Agreement in Adobe™ Portable Document Format (“PDF”) sent by electronic mail.  In addition, PDF signatures of authorized signatories of any Party will be deemed to be original signatures and will be valid and binding, and delivery of a PDF signature by any Party will constitute due execution and delivery of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives to be effective as of the Effective Date.

SOL-GEL TECHNOLOGIES LTD.

By:
          Name:
          Title:

GALDERMA HOLDING SA

By:
          Name:
          Title:

By:
          Name:
          Title:

[Signature Page to Epsolay License Agreement]

Schedule 1.02

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Schedule 1.26

Licensed Patents
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Schedule 1.29

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Schedule 5.01

Minimum Order Quantities
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Schedule 11.04

Press Release

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